                                                                 Exhibit 10(n)



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                            FOURTH AMENDED AND
                         RESTATED CREDIT AGREEMENT


                               BY AND AMONG

                            ADESA CORPORATION,
                        ADESA FUNDING CORPORATION,

                         THE BANKS PARTIES HERETO,

                                    AND

                       BANK ONE, INDIANAPOLIS, N.A.
                                 AS AGENT

                               JULY 28, 1995


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


                                 INDEX TO
                             CREDIT AGREEMENT


                                                                            Page
                                                                            ----
Preamble......................................................................1
Section 1.    ACCOUNTING TERMS -- DEFINITIONS.................................1

Section 2.    THE LOANS......................................................13

2.a.     ADESA Revolver......................................................13
                  (i)     The ADESA Revolver Commitment......................13
                  (ii)    Method of Borrowing................................14
                  (iii)   Interest on the ADESA Revolver.....................15
                  (iv)    Extensions of Maturity Date........................15
                  (v)     Closing Fee and Unused Commitment Fee..............16
                  (vi)    Sublimit for Canadian Dollar Loans.................16

         2.b.     The Line of Credit.........................................18
                  (i)      The Commitment -- Use of Proceeds.................18
                  (ii)     Method of Borrowing...............................19
                  (iii)    Interest on the Line of Credit....................20
                  (iv)     Extensions of Maturity Date.......................20
                  (v)      Standby Letters of Credit.........................20
                  (vi)     Mandatory Monthly Paydown.........................21

         2.c.     Procedures for Electing LIBOR-based Rates --
                   Certain Effects of Election...............................22

         2.d.     Provisions Applicable to All of the Loans..................23
                  (i)      Calculation of Interest...........................23
                  (ii)     Manner of Payment - Application...................23
                  (iii)    Disbursement of Advances and Agent Reliance on
                            Bank Funding.....................................24
                  (iv)     Agent Fee.........................................25

Section 3.    THE LETTER OF CREDIT...........................................25

         3.a.     Reimbursement..............................................25
         3.b.     Risk Participations........................................26
         3.c.     Commission and Transaction Fees............................27
         3.d.     Additional Amounts Payable.................................28
         3.e.     Place and Application of Payments -- Calculation of
                   Interest..................................................29
         3.f.     Presentment and Collection.................................29
         3.g.     Proceeds of the Floating Rate Notes........................29
         3.h.     Cancellation Fee...........................................29

Section 4.    REPRESENTATIONS AND WARRANTIES.................................30

         4.a.     Organization of ADESA and Funding..........................30
         4.b.     Authorization: No Conflict.................................30
         4.c.     Validity and Binding Nature................................30
         4.d.     Financial Statements.......................................31
         4.e.     Litigation and Contingent Liabilities......................31
         4.f.     Liens......................................................31
         4.g.     Employee Benefit Plans.....................................31
         4.h.     Payment of Taxes...........................................31
         4.i.     Investment Company Act.....................................32
         4.j.     Regulation U...............................................32
         4.k.     Hazardous Substances.......................................32
         4.l.     Other Representations......................................32
         4.m.     The Subsidiaries...........................................33
         4.n.     Corporate Names............................................33

Section 5.    COLLATERAL FOR THE OBLIGATIONS.................................33

         5.a.     The ADESA Security Agreement...............................33
         5.b.     Guaranties.................................................34
         5.c.     The Mortgages..............................................34
         5.d.     Subsidiary Security Agreements -- Subsidiary Pledge
                   Agreements................................................35
         5.e.     Pledged Notes..............................................36
         5.f.     Sinking Fund Reserve.......................................37
         5.g.     Pledge of Investment Account B.............................38
         5.h.     Pledge of Stock of Funding and the Subsidiaries............38
         5.i.     Pledge of Inter-Company Notes, Inter-Company Security
                   Agreements and Inter-Company Mortgages....................39
         5.j.     Agent as Collateral Agent for Banks........................40
         5.k.     Adjustments to Collateral..................................40

Section 6.    AFFIRMATIVE COVENANTS..........................................41

         6.a.     Corporate Existence........................................41
         6.b.     Reports, Certificates and Other Information................41

                  (i)      Annual Statements.................................41
                  (ii)     Monthly Statements of ADESA.......................42
                  (iii)    Certificates......................................42
                  (iv)     Orders............................................42
                  (v)      Notice of Default or Litigation...................43
                  (vi)     Other Information.................................43
                  (vii)    Budget............................................43

         6.c.     Books, Records and Inspections.............................43
         6.d.     Insurance..................................................43
         6.e.     Taxes and Liabilities......................................43
         6.f.     Compliance with Legal and Regulatory Requirements..........43
         6.g.     Financial Covenants........................................44

                  (i)      Tangible Capital Base.............................44
                  (ii)     Leverage..........................................44
                  (iii)    Coverage..........................................44
                  (iv)     Funded Debt.......................................44

         6.h.     Primary Banking Relationship...............................45
         6.i.     Investment Agency Account..................................45
         6.j.     Employee Benefit Plans.....................................45
         6.k.     Hazardous Substances.......................................45
         6.l.     Sinking Fund Reserve Payments..............................46
         6.m.     Obligations Under the Floating Rate Note Documents.........46

Section 7.    NEGATIVE COVENANTS OF ADESA....................................46

         7.a.     Restricted Payments........................................47
         7.b.     Liens......................................................47
         7.c.     Restriction on Granting Negative Pledges...................48
         7.d.     Guarantees, Loans or Advances..............................48
         7.e.     Mergers, Consolidations, Sales, Acquisition or Formation
                   of Subsidiaries...........................................49
         7.f.     Margin Stock...............................................50
         7.g.     Other Agreements...........................................50
         7.h.     Judgments..................................................50
         7.i.     Principal Office...........................................50
         7.j.     Hazardous Substances.......................................50
         7.k.     Debt.......................................................50
         7.l.     Limitation on Activities of Funding........................51

Section 8.    CONDITIONS OF LENDING..........................................51

         8.a.     No Default.................................................51
         8.b.     Documents to be Furnished at Closing.......................51
         8.c.     Documents to be Furnished at Time of Each Advance under the
                   ADESA Revolver and the Line of Credit.....................53

Section 9.    EVENTS OF DEFAULT..............................................53

         9.a.     Nonpayment of the Loans....................................53
         9.b.     Nonpayment of Monetary Obligations.........................53

         9.c.     Nonpayment of Other Indebtedness for Borrowed Money........53
         9.d.     Other Material Obligations.................................53
         9.e.     Bankruptcy, Insolvency, etc................................54
         9.f.     Warranties and Representations.............................54
         9.g.     Violations of Affirmative and Negative Covenants and
                   Floating Rate Note Document Obligations...................54
         9.h.     Failure to Make Sinking Fund Reserve Payments..............54
         9.i.     Failure to Make Mandatory Loan Reductions..................54
         9.j.     Noncompliance With Other Provisions of this Agreement......54
         9.k.     Noncompliance with the AFC Agreement and the AHC Loan
                   Agreement.................................................54

Section 10.   EFFECT OF EVENT OF DEFAULT.....................................55

         10.a.    Acceleration of the Loans..................................55
         10.b.    Refusal to Reinstate an Interest Drawing...................55
         10.c.    Floating Rate Note Document Remedies.......................55
         10.d.    Deposit to Secure Payment of the Reimbursement Obligation..55
         10.e.    Other Remedies.............................................56

Section 11.   CHANGE OF CIRCUMSTANCES........................................56

         11.a.    Change in Law..............................................56
         11.b.    Unavailability of Deposits or Inability to Ascertain, or
                   Inadequacy Of, LIBOR or Interbank Rate.....................57
         11.c.    Increased Cost and Reduced Return..........................57
         11.d.    Lending Offices............................................58
         11.e.    Discretion of Bank as to Manner of Funding.................58

Section 12.   THE AGENT......................................................59

         12.a.    Appointment................................................59
         12.b.    Agent and its Affiliates...................................59
         12.c.    Action by Agent............................................59
         12.d.    Consultation with Experts..................................60
         12.e.    Liability of Agent: Credit Decision........................60
         12.f.    Costs and Expenses.........................................61
         12.g.    Indemnity..................................................61
         12.h.    Resignation of Agent and Successor Agent...................61
         12.i.    Reliance by ADESA..........................................62

Section 13.   MISCELLANEOUS..................................................62

         13.a.    Waiver.....................................................62
         13.b.    Payments Free of Withholding...............................62

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         13.c.    Notices....................................................63
         13.d.    Costs, Expenses and Taxes..................................63
         13.e.    Non-Business Day...........................................64
         13.f.    Survival of Representations................................64
         13.g.    Successors and Assigns.....................................64
         13.h.    Participants and Note Assignees............................65
         13.i.    Assignment of Commitments by Banks.........................65
         13.j.    Amendments.................................................65
         13.k.    Set-Off....................................................66
         13.l.    Counterparts...............................................66
         13.m.    Severability...............................................66
         13.n.    Captions...................................................66
         13.o.    Governing Law - Jurisdiction...............................67
         13.p.    Prior Agreements, Etc......................................67

Signature Pages..............................................................67
Exhibit List.................................................................69
Schedule A...................................................................70
Schedule 4e..................................................................71
Schedule 4 m.................................................................72

                                     FOURTH
                      AMENDED AND RESTATED CREDIT AGREEMENT
                       (Incorporating a Pledge Agreement)

         ADESA CORPORATION, an Indiana corporation ("ADESA"), ADESA FUNDING CORPORATION, an Indiana corporation ("Funding"), and BANK ONE, INDIANAPOLIS, National Association, a national banking association with its principal office in Indianapolis, Indiana, as Agent (the "Agent"), and the Banks listed on Schedule A attached hereto (each a "Bank", and collectively referred to hereafter as the "Banks") agree that the Third Amended and Restated Credit Agreement (Incorporating a Pledge Agreement) among ADESA, Funding, Automotive Finance Corporation ("AFC") and Bank One, Indianapolis, National Association ("Bank One"), dated June 30, 1994 and effective July 1, 1994, is hereby amended and restated in its entirety so that hereafter it will read as follows:

         Section 1. ACCOUNTING TERMS -- DEFINITIONS. All accounting and financial terms used in this Agreement are used with the meanings such terms would be given in accordance with generally accepted accounting principles except as may be otherwise specifically provided in this Agreement. The following terms have the meanings indicated when used in this Agreement with the initial letter capitalized:

a.      ADESA. "ADESA" is used as defined in the preamble.

b.      ADESA Revolver. "ADESA Revolver" is used as defined in Section 2.a.

c.      ADESA  Revolver  Commitment.   "ADESA  Revolver  Commitment"  means  the
        agreement of the Banks to extend the ADESA Revolver in the maximum principal amount set forth in Section 2.a.

d.      ADESA Revolving  Notes.  "ADESA  Revolving  Notes" is used as defined in
        Section 2.a(ii).

e. ADESA Security Agreement. "ADESA Security Agreement" is used as defined in Section 5.a.

f. Advance. "Advance" means a disbursement of proceeds of the ADESA Revolver or the Line of Credit, as the context requires.

g. AFC. "AFC" means Automotive Finance Corporation and its wholly-owned subsidiary, AFC Funding Corporation.

h. AFC Agreement. "AFC Agreement" means that certain Credit Agreement between AFC and certain Banks parties thereto, dated April 25, 1995, under which ADESA has agreed to guarantee certain obligations of AFC as more fully described therein.

i. Agent. "Agent" means Bank One, Indianapolis, N.A. in its capacity as agent for the Banks and not in its individual capacity as one of the Banks, its successors and assigns as Agent hereunder.

j. Aggregate Commitment. "Aggregate Commitment" means the agreement of the Banks to extend the ADESA Revolver, the Letter of Credit and the Line of Credit to ADESA until the applicable Maturity Dates. As the context requires, the term may also refer to the individual maximum principal amount which may be outstanding under each of the respective Loans and the Maximum Available Credit.

k. Agreement. "Agreement" means this Fourth Amended and Restated Credit Agreement among ADESA, Funding, the Agent and the Banks, as it may from time to time be amended.

l. AHC. "AHC" means Asset Holding Corporation, a Delaware corporation, which holds 100% of the limited partnership interests of Asset Holdings III, L.P.

m. AHC Lease Transaction. "AHC Lease Transaction" means the lease of auction facilities located in Framingham, Massachusetts, Charlotte, North Carolina and Knoxville, Tennessee by ADESA or a Subsidiary, from AHC or its limited partnerships.

n. AHC Loan Agreement. "AHC Loan Agreement" means that certain Note Purchase Agreement between Asset Holdings III, L.P. as Seller, Principal Mutual Life Insurance Company, as Purchaser, and ADESA as Guarantor, dated November 22, 1994 together with a Collateral Trust Indenture of the same date, between the Seller and PNC Bank, Kentucky, Inc. as Security Trustee, and pursuant to which ADESA or its applicable Subsidiaries entered into AHC Lease Transactions.

o. Applicable Letter of Credit and L/C Commission Rate. "Applicable Letter of Credit and L/C Commission Rate" means the per annum rate at which the commissions due to the Banks on account of the Letter of Credit or any L/C on each Commission Due Date will be calculated, determined on each Commission Due Date by reference to the ratio of ADESA's Funded Debt as of the end of the immediately prior Determinative Quarter End, to its EBITDAL, for the four quarters ending on such Determinative Quarter End, in accordance with the following table:

           Ratio of Funded Debt                   Applicable
           to EBITDAL                             Letter of Credit and L/C
                                                  Commission Rate


           4.0:1.0 or Greater                          1.875%
           3.0 through 3.99:1.0                        1.625%
           2.0 through 2.99:1.0                        1.375%
           0.0 through 1.99:1.0                        1.125%

Initially, the Applicable Commission Rate shall be determined based upon the ratio of Funded Debt to EBITDAL as of June 30, 1995. Thereafter, the Applicable Commission

Rate shall be determined and adjusted in the same manner as the determination of "Applicable Spread" as that term is defined in Section 1(n).

p. Applicable Spreads. "Applicable Spreads" mean the Prime-based Applicable Spread, the LIBOR-based Applicable Spread or the Interbank-based Applicable Spread, as the context requires, and shall be that number of percentage points to be taken into account in determining the per annum rate at which interest will accrue on each of the ADESA Revolver, or the Line of Credit, determined by reference to the ratio of ADESA's Funded Debt, as of the end of the immediately prior Determinative Quarter End, to its EBITDAL for the four quarters ending on such Determinative Quarter End, in accordance with the following tables for each Loan:

        A.   ADESA Revolver

             Ratio of Funded Debt      Prime-based            LIBOR-based
             to EBITDAL                Applicable Spread      or Interbank-based
                                                              Applicable Spread

             4.0:1.0 or Greater            .75%                    2.50%
             3.0 through 3.99:1.0          .50%                    2.25%
             2.0 through 2.99:1.0           0%                     1.75%
             0.0 through 1.99:1.0           0%                     1.50%

        B.   Line of Credit

             Ratio of Funded                    Prime-based
             Debt to EBITDAL                    Applicable Spread

             4.0:1.0 or Greater                     .50%
             3.0 through 3.99:1.0                   .25%
             0.0 through 2.99:1.0                    0%

        Initially, the Applicable Spreads shall be determined based upon the ratio of Funded Debt to EBITDAL as of June 30, 1995. Thereafter, the Applicable Spreads shall be determined on the basis of the financial statements of ADESA for each fiscal quarter furnished to the Agent pursuant to the requirements of Section 6.b(ii) with prospective effect for the following fiscal quarter. Interest will accrue and be payable in any fiscal quarter on the basis of the Applicable Spreads in effect during the preceding fiscal quarter until ADESA's financial statements for the preceding fiscal quarter are delivered to the Agent. On the first interest payment date which follows delivery of such financial statements in any fiscal quarter, an appropriate adjustment shall be made for interest accrued and paid on prior interest payment dates in that quarter, any overpayment being credited against the interest payment then due and payable by ADESA to the Banks and any deficiency being then due and payable by ADESA to the Banks. It is noted that the above tables provide Applicable Spreads for a ratio of Funded Debt to EBITDAL greater than that which will be permissible under the terms of
        Section 6.g(v) prior to the Maturity Date of the ADESA Revolver and the Letter of Credit. For the avoidance of doubt it is noted that it is the intent of the parties that the Banks shall be free to exercise all remedies otherwise provided in this Agreement in the event of the violation by ADESA of the covenant stated in Section 6.g(v), notwithstanding the accrual of interest on the Loans at rates determined in accordance with this definition.

q. Application for Loan Advance. "Application for Loan Advance" or "Application" means, as the context requires, a written application of ADESA for a disbursement of proceeds of the ADESA Revolver or the Line of Credit, substantially in the form of Exhibit "A" attached hereto.

r. Authorized Officer. "Authorized Officer" means the President, the Chief Financial Officer or the Chief Accounting Officer of ADESA or such other officer whose authority to perform acts to be performed only by an Authorized Officer under the terms of this Agreement is evidenced to the Agent by a certified copy of an appropriate resolution of the Board of Directors of ADESA.

s.      Bank One. "Bank One" is used as defined in the preamble.

t.      Banks. "Banks" is used as defined in the preamble.

u. Banking Day. "Banking Day" means a day on which the principal office of the Agent in the City of Indianapolis, Indiana, is open for the purpose of conducting substantially all of the Agent's business activities; and if the applicable Banking Day relates to the borrowing or payment of a LIBOR-based Rate Advance or an Interbank-based Rate Advance, a day on which banks are dealing in United States Dollars in the interbank market in London, England, Grand Cayman, British West Indies, the United States and Canada.

v.      Blocked Account. "Blocked Account" is used as defined in Section 3.a.

w. Business Day. "Business Day" means any day which is not a Saturday, Sunday, a day on which the New York Stock Exchange is closed, or a legal holiday on which either the Agent's principal office in the City of Indianapolis, Indiana, or the principal office of the Trustee in the City of Philadelphia, Pennsylvania, is authorized to remain closed; and if the applicable Business Day relates to the borrowing or payment of a LIBOR-based Rate Advance or an Interbank-based Rate Advance, a day on which banks are dealing in United States Dollars in the interbank market in London, England, Grand Cayman, British West Indies, the United States and Canada.

x.      Code. "Code" means the Internal Revenue Code of 1986, as amended.

y.      Commission Due Date. "Commission Due Date" is used as defined in Section
        3.c.

z. Commitment. "Commitment" means for each Bank, its commitment to make Loans in the amount set forth on Schedule A, together with each Bank's share of the Maximum Available Credit exposure for the Letter of Credit.

aa. Coverage. "Coverage" means the ratio computed on a consolidated basis (exclusive of AFC) for each period of four (4) consecutive fiscal quarters of ADESA equal to the sum of ADESA's consolidated net income plus depreciating amortization expense, excluding amortization related to any environmental liabilities, and interest expense, plus lease expenses related to any AHC Lease Transaction, plus or minus gains or losses from the sale of assets or other extraordinary gain or loss items (net of any related tax benefits), plus or minus any change in deferred income taxes, over the sum of principal payments on unsubordinated long-term debt plus interest expense, capital expenditures, and lease expenses related to any AHC Lease Transaction. For purposes of this definition, capital expenditures shall mean all capital expenditures except those expressly related to the acquisition or start-up of an auto auction, or which are funded with purchase money financing.

bb. Credit Document. The term "Credit Document" includes this Agreement, the Notes, the Mortgages, the Security Agreements, the Guaranty Agreements, the Pledge Agreement, the ECIDA Lease, any Reimbursement Agreement and any other instrument or document which evidences or secures the Obligations or any of them or which expresses an agreement as to terms applicable to the Obligations or any of them.

cc. Determinative Quarter End. "Determinative Quarter End" means, as of any date the Applicable Letter of Credit Commission Rate, an Applicable Spread, or the Unused Commitment Fee is to be determined, the end of the most recent fiscal quarter of ADESA for which consolidated financial statements are then required to have been furnished to the Agent pursuant to the requirements of Section 6.b, provided that the initial Determinative Quarter End for this Agreement shall be June 30, 1995.

dd. Drawing. "Drawing" means an Interest Drawing, a Principal Drawing or a Remarketing Drawing as the context requires, and when used in the plural form, refers to all or any combination of them.

ee. EBITDAL. "EBITDAL" means ADESA's net income plus interest expense, income taxes, depreciation, and amortization expense, excluding amortization related to any environmental liabilities, plus lease expenses under AHC Lease Transactions, determined on a consolidated basis, exclusive of AFC.

ff. ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

gg. Event of Default. "Event of Default" means any of the events described in Section 9.

hh. Floating Rate Note Documents. "Floating Rate Note Documents" means the Floating Rate Notes, the Trust Indenture and any other document or agreement executed by ADESA or Funding as an incident to the issuance of the Floating Rate Notes other than the Credit Documents.

ii. Floating Rate Notes. "Floating Rate Notes" means the $35,000,000 in aggregate principal amount of ADESA Funding Corporation Floating Rate Notes issued by Funding pursuant to the Trust Indenture.

jj. Funded Debt. "Funded Debt" means all liabilities of ADESA and its Subsidiaries (excluding liabilities of AFC) for borrowed money plus indebtedness incurred under AHC Lease Transactions plus capitalized leases plus the amount of ADESA's guaranty to repurchase AFC's dealer receivables under the AFC Agreement less the balance in the Sinking Fund Reserve, and less the restricted cash equivalents of AHC.

kk.     Funding. "Funding" is used as defined in the preamble.

ll. Guaranty Agreements. "Guaranty Agreements" means all or any combination, as the context requires, of the guaranty agreements described in Section 5.b, and when used in the singular form, refers to whichever of the Guaranty Agreements the context requires.

mm. Hazardous Substance. "Hazardous Substance" means any hazardous or toxic substance regulated by any federal, state, Canadian, Canadian provincial or local statute or regulation including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act and the Toxic Substance Control Act, or by any federal, state, Canadian, Canadian provincial or local governmental agencies having jurisdiction over the control of any such substance including but not limited to the United States Environmental Protection Agency.

nn. Interbank-based Applicable Spread. "Interbank-based Applicable Spread" means that Applicable Spread added to the Interbank Rate to equal the Interbank-based Rate in accordance with the tables set forth under the definition of Applicable Spreads.

oo. Interbank-based Rate. "Interbank-based Rate" means that per annum rate of interest which is equal to the Interbank Rate plus the Applicable Spread.

pp. Interbank Rate. "Interbank Rate" means for each Interest Period for which ADESA has requested to borrow funds in Canadian dollars under the ADESA Revolver, the per annum rate of interest at which deposits in Canadian dollars for a period equal to such Interest Period and in an amount equal to the relevant Advance, would be offered by the Agent's Grand Cayman Branch, Grand Cayman, British West Indies, to major banks in the offshore interbank market upon request of such banks at approximately 10:00 A.M. New York time two (2) Banking Days prior to the commencement of such Interest Period.

qq. Inter-Company Notes. "Inter-Company Notes" means all or any combination, as the context requires, of the promissory notes described as such in
        Section 5.i, and when used in the singular form, means whichever of the Inter-Company Notes the context requires.

rr. Inter-Company Security Agreements. "Inter-Company Security Agreements" means all or any combination, as the context requires, of the Security Agreements described as such in Section 5.i, and when used in the singular form, means whichever of the Inter-Company Security Agreements the context requires.

ss. Interest Drawing. "Interest Drawing" is used as defined in the Letter of Credit.

tt. Interest Payment Date. "Interest Payment Date" means any Banking Day on which accrued interest becomes due and payable on any of the Loans.

uu. Interest Period. "Interest Period" means with respect to Canadian dollar loans, a period of three months or six months selected by ADESA, and with respect to LIBOR-based Rate Advances a period of one month, two months, three months, four months, five months or six months selected by ADESA.

vv.     Investment  Account  A.  "Investment  Account  A" is used as  defined in
        Section 5.f.

ww.     Investment  Account  B.  "Investment  Account  B" is used as  defined in
        Section 6.i.

xx.     L/C. "L/C" is used as defined in Section 2.b.

yy.     Letter of Credit. "Letter of Credit" is used as defined in Section 3.

zz.     Leverage.   "Leverage"   means  the  ratio  of  ADESA's   Unsubordinated
        Liabilities to its Tangible Capital Base, determined on a consolidated basis exclusive of AFC.

aaa. LIBOR-based Applicable Spread. "LIBOR-based Applicable Spread" means that Applicable Spread added to the London Interbank Offered Rate to equal the LIBOR-based Rate, in accordance with the tables set forth under the definitions of Applicable Spreads.

bbb. LIBOR-based Rate and London Interbank Offered Rate. "LIBOR-based Rate" means that per annum rate of interest which is equal to the London Interbank Offered Rate plus the Applicable Spread. "London Interbank Offered Rate" means the per annum rate of interest, as determined by the Agent, at which dollar deposits in immediately available funds are offered to the principal banks in the London interbank market by other principal banks in that market two Banking Days prior to the commencement of an Interest Period for which ADESA shall have requested a quotation of the rate in amounts equal to the amount for which ADESA shall have requested a quotation of the rate, increased by an amount equal to any increase, as reasonably determined by any Bank, in the cost to such Bank of obtaining such deposits resulting from the imposition of any additional reserves or from any increase in the amount of reserves presently required by any United States or foreign governmental authority including, but not limited to, any marginal or extraordinary reserves imposed to give effect to monetary policy. Any determination by any Bank of increased costs of maintaining deposits made pursuant to the provisions of the preceding sentence shall be final, absent manifest error; provided, however, that the determination of the amount necessary to compensate any Bank for any increased costs shall be made in a manner which is consistent with the manner in which such Bank generally applies similar provisions to comparable borrowers.

ccc.    Line of Credit. "Line of Credit" is used as defined in Section 2.b.

ddd. Line of Credit Commitment. "Line of Credit Commitment" means the agreement of the Banks to extend the Line of Credit to ADESA in the maximum principal amount set forth in Section 2.b(i).

eee.    Line of Credit  Notes.  "Line of Credit  Notes"  is used as  defined  in
        Section 2.b(ii).

fff. Loan. "Loan" means any of the ADESA Revolver, or the Line of Credit as the context requires, and when used in the plural form, refers to both of such Loans.

ggg. Maturity Date. "Maturity Date" means June 30, 1998, as to the ADESA Revolver; June 30, 1996, as to the Line of Credit; and June 30, 1998 as to the Letter of Credit; and hereafter any subsequent date to which any of the Commitments may be extended by the Bank pursuant to the terms of Sections 2.a. and 2.b. and 3.

hhh. Maximum Available Credit. "Maximum Available Credit" means, as of the date of this Agreement, the sum of $22,847,762.50, and hereafter shall mean the maximum amount available to be drawn by the Trustee under the Letter of Credit for principal and interest due on account of the Floating Rate Notes upon (i) mandatory or optional redemption of the Floating Rate Notes, (ii) mandatory or optional tender of the Floating Rate Notes, or (iii) on account of acceleration of the Floating Rate Notes following the occurrence of an Event of Default.

iii. Mortgages. "Mortgages" as used in this Agreement refers collectively to all of the mortgages and deeds of trust, including the leasehold mortgage, referred to in Section 5.c. The term may also refer to any combination of such mortgages and deeds of trust required by the context, and when used in the singular form, refers to whichever of the Mortgages the context requires.

jjj. Notes. "Notes" means any of the ADESA Revolving Notes, the Line of Credit Notes or the Canadian dollar Notes, payable to the order of the respective Banks and substantially in the form of Exhibits "B", "C" and "D" to this Agreement.

kkk. Obligations. "Obligations" means all obligations of ADESA in favor of the Agent and the Banks of every type and description, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including but not limited to: (i) all of such obligations on account of the ADESA Revolver and the Line of Credit, including any Advances made pursuant to any extension of the Commitments beyond their initial Maturity Dates, or pursuant to any other amendment of this Agreement, (ii) ADESA's duty to reimburse Bank One with interest as provided in this Agreement for all amounts paid by Bank One on account of the Letter of Credit, (iii) ADESA's duty pursuant to the terms of Section 10.d of this Agreement to pay to the Agent upon the occurrence of an Event of Default, at the Required Banks' election, an amount equal to the Maximum Available Credit, (iv) all of ADESA's obligations under each Reimbursement Agreement, and (v) all other obligations of ADESA arising under any Credit Document as amended from time to time.

lll. Officer's Certificate. "Officer's Certificate" means a certificate in the form included as a part of Exhibit "A" attached hereto signed by an Authorized Officer of ADESA, confirming that all of the representations and warranties contained in Section 4 of this Agreement are true and correct as of the date of such certificate except as specified therein, and with the further exceptions that the representation contained in
        Section 4.d. shall be construed so as to refer to the latest financial statements which have been furnished to the Banks as of the date of any Officer's Certificate and that the representation contained in Section 4.m. shall be deemed to be amended to reflect the existence of any Subsidiary hereafter formed or acquired by ADESA. The Certificate shall further confirm that no Event of Default or Unmatured Event of Default shall have occurred and be continuing as of the date of the Certificate or shall describe any such event which shall have occurred and be then continuing and the steps being taken by ADESA to correct it.

mmm. Original Agreement. "Original Agreement" means the Credit Agreement among ADESA, Funding and Bank One dated March 26, 1992, as amended by a "First Amendment to Credit Agreement" dated April 22, 1992; and as amended and restated by the Amended and Restated Credit Agreement dated November 5, 1992, as amended by an Amendment dated January 30, 1993, and as further amended by a Second Amendment dated June 30, 1993; and as amended and restated by a Second Amended and Restated Credit Agreement dated August 16, 1993, as amended by a First Amendment dated January 6, 1994, and as amended and restated by a Third Amended and Restated Credit Agreement dated June 30, 1994 and effective July 1, 1994 as amended by a Letter of Amendment dated April 19, 1995.

nnn. Person. "Person" means any individual, corporation, estate, general or limited partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

ooo.    Plan. "Plan" means an employee pension benefit plan as defined in ERISA.

ppp.    Pledge Agreement. "Pledge Agreement" is used as defined in Section 5.h.

qqq.    Pledged Notes. "Pledged Notes" is used as defined in Section 5.e.

rrr. Prepayment Premium. "Prepayment Premium" means the excess, if any, as determined by the Agent of: (i) the present value at the time of prepayment of the interest payments which would have been payable on account of the amount prepaid from the date of prepayment until the end of the period during which interest would have accrued at the LIBOR-based Rate or the Interbank-based Rate but for prepayment over
        (ii) the present value at the time of prepayment of interest payments calculated at the rate (the "Reinvestment Rate") which each of the Banks then reasonably estimates it would receive upon reinvesting the principal amount of the prepayment in an obligation which presents a credit risk substantially similar (as determined in accordance with the commercial credit rating system then used by the Banks) to that which is then presented by the ADESA Revolver for a period approximately equal to the balance of the period during which interest would accrue on the portion of the ADESA Revolver prepaid at the LIBOR-based Rate or Interbank-based Rate, but for prepayment. The discount rate used by each Bank in determining such present values shall be such Bank's Reinvestment Rate.

sss. Prime-based Applicable Spread. "Prime-based Applicable Spread" is that Applicable Spread added to the Prime Rate to equal the Prime-based Rate, in accordance with the tables set forth under the definition of Applicable Spreads.

ttt. Prime-based Rate. "Prime-based Rate" means that per annum rate of interest which is equal to the Prime Rate plus the Applicable Spread.

uuu. Prime Rate. "Prime Rate" means a variable per annum interest rate equal at all times to the rate of interest established and quoted by the Agent as its Prime Rate, such rate to change contemporaneously with each change in such established and quoted rate, provided that it is understood that the Prime Rate shall not necessarily be representative of the rate of interest actually charged by the Agent on any loan or class of loans.

vvv. Principal Drawing. "Principal Drawing" is used as defined in the Letter of Credit.

www. Qualified Investments. "Qualified Investments" means cash, United States Government and United States Government Agency securities, commercial paper rated A-1+ by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc., certificates of deposit of commercial banks whose certificates of deposit are rated AA/A-1+ or higher by Standard & Poor's Corporation or enjoy the equivalent rating by Moody's Investors Service, Inc. or shares of investment companies or units of investment in common trust funds the assets of which, in either case, consist entirely of cash and high quality, money market securities, provided that no specific security or certificate of deposit shall be a qualified investment if it has a maturity more than thirteen (13) months from the date of purchase.

xxx.    Reimbursement Agreement. "Reimbursement Agreement" is used as defined in
        Section 2.b(v).

yyy. Remarketing Agent. "Remarketing Agent" is used as defined in the Trust Indenture.

zzz. Remarketing Drawing. "Remarketing Drawing" is used as defined in the Letter of Credit.

aaaa. Required Banks. "Required Banks" means Banks in the aggregate having at least 66-2/3% of the Commitments or, if the Commitments have been terminated, Banks in the aggregate holding at least 66-2/3% of the aggregate unpaid principal amount of the outstanding Advances and the Maximum Available Credit under the Letter of Credit.

bbbb. Security Agreements. "Security Agreements" means all or any combination, as the context requires, of those Security Agreements described in Sections 5.a. and 5.d., and when used in the singular form, refers to whichever of the Security Agreements the context requires.

cccc.   Sinking Fund Reserve. "Sinking Fund Reserve" is used as defined in
        Section 5.f.

dddd. Subordinated Debt. "Subordinated Debt" means the indebtedness owed by ADESA to Minnesota Power & Light Co. ("MPL") or a wholly-owned subsidiary thereof, in a principal amount not to exceed $20,000,000, and any indebtedness of ADESA or a Subsidiary which is subordinated to all of the Obligations on such terms that such indebtedness is, in the judgment of the Required Banks, reasonably exercised and confirmed in writing by the Agent to ADESA, the functional equivalent of equity in relation to the Obligations.

eeee. Subordination Agreement. "Subordination Agreement" means that certain agreement among ADESA, MPL, or a wholly-owned subsidiary thereof, and the Agent regarding the subordination of advances from MPL, or a wholly-owned subsidiary thereof to ADESA to the Obligations.

ffff. Subsidiary. "Subsidiary" means any corporation, general or limited partnership, limited liability company, joint venture or other business entity other than Funding over which ADESA exercises control, provided that it shall be conclusively presumed that ADESA exercises control over any such entity 51% or more of the equity interest in which is owned by ADESA, directly or indirectly. When used in the plural form, the term refers collectively to all of such Subsidiaries or such combination of them as the context requires.

gggg. Subsidiary Pledge Agreements. The term "Subsidiary Pledge Agreements" is used as defined in Section 5.d. and when used in the singular form, the term refers to whichever of the Subsidiary Pledge Agreements the context requires.

hhhh. Subsidiary Security Agreements. The term "Subsidiary Security Agreements" means all or any combination, as the context requires, of the security agreements described in Section 5.d, and when used in the singular form, refers to whichever of the Subsidiary Security Agreements the context requires.

iiii. Tangible Capital Base. "Tangible Capital Base", determined on a consolidated basis exclusive of AFC, means the consolidated shareholders' equity of ADESA plus Subordinated Debt less any allowance for goodwill, patents, trademarks, trade secrets, non-competition agreements, loans or advances to unrelated Persons (not constituting a loan or advance made by ADESA in the ordinary course of business) and any other assets which would be classified as intangible assets under generally accepted accounting principles, and less any related party receivables. As used in this definition, the phrase "related party receivables" means all accounts, notes and other amounts due from any party which, directly or indirectly, controls, is controlled by or is under common control with ADESA, to the extent that such receivables are not otherwise eliminated from the consolidated shareholders' equity of ADESA in the process of consolidation, provided that the term "related party receivables" shall not include any accounts arising on account of services rendered or goods sold by ADESA or any Subsidiary in the ordinary course of the business of ADESA and its Subsidiaries as now conducted.

jjjj.   Tender Date. "Tender Date" is used as defined in the Trust Indenture.

kkkk. Trust Indenture. "Trust Indenture" means the Trust Indenture between Funding and the Trustee dated as of April 1, 1992, pursuant to which the Floating Rate Notes were issued.

llll. Trustee. "Trustee" means CoreStates Bank, N.A. in its capacity as Trustee under the Trust Indenture and any successor Trustee.

mmmm. Unmatured Event of Default. "Unmatured Event of Default" means any event specified in Section 9, which is not initially an Event of Default, but which would, if uncured, become an Event of Default with the giving of notice or the passage of time or both.

nnnn. Unsubordinated Liabilities. "Unsubordinated Liabilities" means all of ADESA's consolidated total liabilities and the outstanding balance of all indebtedness of AHC (excluding liabilities of AFC) less the Subordinated Debt less the balance in the Sinking Fund Reserve, and less the restricted cash equivalents of AHC.

oooo. Unused Commitment Fee. "Unused Commitment Fee" means a per annum fee to be paid to the Banks, calculated and paid quarterly in arrears, on the difference between the ADESA Revolver Commitment, as reduced from time to time for principal payments required to be made by ADESA, and the amount of the average daily outstanding principal balance under the ADESA Revolver, determined by reference to the ratio of ADESA's Funded Debt, as of the end of the immediately prior Determinative Quarter End, to its EBITDAL, for the four quarters ending on such Determinative Quarter End, in accordance with the following table:

          Ratio of Funded Debt                        Per Annum
          to EBITDAL                                  Unused Fee

          4.0:1.0 or Greater                           .375%
          3.0 through 3.99:1.0                         .25%
          2.0 through 2.99:1.0                         .1875%
          0.0 through 1.99:1.0                         .125%

        Section 2. THE LOANS. Subject to all of the terms and conditions of this Agreement, the Banks severally agree to make the loans described in this Section to ADESA:

a. ADESA Revolver. The Banks severally will make a revolving loan available to ADESA on the following terms and conditions:

           (i) The ADESA Revolver Commitment. From the date hereof, and until the Banking Day next preceding the Maturity Date, the Banks will make Advances from time to time to ADESA of amounts not exceeding, in the aggregate at any time outstanding, Fifty-Two Million and No/100 Dollars ($52,000,000) as increased and decreased from time to time as hereinafter set forth. All Advances hereunder are collectively referred to as the "ADESA Revolver" and the maximum principal amount that may be outstanding under the ADESA Revolver as of any date such amount is to be determined is referred to as the "ADESA Revolver Commitment". The ADESA Revolver Commitment shall be made available to ADESA as follows: Advances under Tranche A shall be available up to an initial principal amount of $12,000,000 from the date hereof until October 1, 1995 and increasing to $25,000,000 from October 1, 1995 until January 1, 1996, and increasing to $32,000,000 from January 1, 1996 until the Maturity Date. Advances under Tranche B shall be available up to an initial principal amount of $20,000,000 from the date hereof until October 1, 1995 on which date and on each subsequent January 1, April 1, July 1 and October 1 thereafter until the Maturity Date, the amount available for Advances under Tranche B shall decrease by $715,000. In the event that Advances outstanding under Tranche B exceed the amount available on each January 1, April 1, July 1 and October 1 after giving effect to the required reduction set forth above, ADESA shall on such dates and without demand, immediately repay such excess to the Agent for the ratable  benefit  of the Banks  entitled  thereto.  All of the
                  Conditions   of  Lending   set  forth  in  Section  8  hereof,
                  applicable to the ADESA Revolver must have been and must continue to be met at the time of each Advance, and provided, further, that no Bank shall make Advances in excess of its Commitment as set forth in Schedule A attached hereto. All Advances under the ADESA Revolver shall first be funded under Tranche B, except for Advances requested in Canadian dollars, pursuant to Section 2.a.(vi) hereof. All prepayments of principal shall first be applied to the outstanding principal balance of Tranche A and no prepayment of Tranche B will be permitted until the outstanding principal balance of Tranche A is -0-. Proceeds of the ADESA Revolver may only be used to restate and extend the outstanding indebtedness of ADESA to Bank One under the Original Agreement, to finance acquisition and/or development of auction locations owned or to be owned by ADESA or a Subsidiary, and for expenditures for fixed assets.

           (ii) Method of Borrowing. The obligation of ADESA to repay the ADESA Revolver shall be evidenced by the promissory notes (The "Revolving Notes") of ADESA payable to each of the respective Banks in the form of Exhibit "B". So long as no Event of Default or Unmatured Event of Default shall have occurred and be continuing and until the applicable Maturity Date, ADESA may borrow, repay or reborrow under the ADESA Revolver on any Banking Day, provided that no borrowing may cause the total amount outstanding to exceed the ADESA Revolver Commitment as in effect from time to time as set forth in Section 2.a(i), or may result in an Event of Default or an Unmatured Event of Default. Each Advance under the ADESA Revolver shall be conditioned upon receipt by the Agent of an Application for Advance and an Officer's Certificate, provided that the Agent may, at its discretion, make a disbursement upon the oral request of ADESA made by an Authorized Officer, or upon a request transmitted to the Agent by telephone facsimile ("fax") machine, or by any other form of written electronic communication (all such requests for Advances being hereafter referred to as "informal requests"). In so doing, the Agent may rely on any informal request which shall have been received by it in good faith from a person resonably believed to be an Authorized Officer. Each informal request shall be promptly confirmed by a duly executed Application and Officer's Certificate if the Agent so requires and shall in and of itself constitute the representation of ADESA that no Event of Default or Unmatured Event of Default has occurred and is continuing or would result from the making of the rquested Advance and that the making of the requested Advance shall not cause the principal balance of the ADESA Revolver to exceed the ADESA Revolver Commitment. All borrowings and reborrowings and all repayments shall be in amounts of not less than Two Hundred Fifty Thousand and No/100 Dollars

                  ($250,000), except for repayment of the entire principal balance of the ADESA Revolver. The principal of the ADESA Revolver may be prepaid at any time, subject to the payment of the Prepayment Premium, if applicable, pursuant to Section 2.c(iii). Upon receipt and approval of an Application, the Agent shall make an Advance in the amount approved in accordance with the instructions in the Application and shall be made ratably from the Banks in proportion to their respective Commitments in accordance with Section 2.d. hereof. The Agent shall give prompt telephonic, telex or telecopy notice to each of the Banks of any Advance request received from ADESA and, if such notice requests the Banks to make a LIBOR-based Rate Advance or an Interbank-based Rate Advance, the Agent shall give notice to ADESA and each of the Banks by any such means of the interest rate applicable thereto (but, if such notice is given by telephone, the Agent shall confirm such rate in writing) promptly after the Agent has made such determination of the applicable rate. All Advances by the Banks and payments by ADESA shall be recorded by the Banks on their books and records, and the principal amount outstanding from time to time, plus interest payable thereon, shall be determined by reference to the books and records of the Banks. The Banks' and Agent's books and records shall be presumed prima facie to be correct as to such matters.

           (iii) Interest on the ADESA Revolver. The principal amount of the ADESA Revolver outstanding from time to time shall bear interest until maturity of the ADESA Revolver at a rate per annum equal to the Prime-based Rate, except that ADESA may elect to have interest accrue at a LIBOR-based Rate in accordance with Section 2.c. hereof. After maturity, whether on the Maturity Date or on account of acceleration upon the occurrence of an Event of Default, and until paid in full, the ADESA Revolver shall bear interest at a per annum rate equal to the Prime-based Rate plus two percent (2%), except that as to any portion of the ADESA Revolver for which ADESA may have elected a LIBOR-based Rate for an Interest Period that has not expired at maturity, or after such determination, as applicable, such portion shall, during the remainder of such Interest Period, bear interest at the greater of the Prime-based Rate plus two percent (2%) per annum or at the LIBOR-based Rate, plus two percent (2%) per annum. Accrued interest shall be due and payable quarterly on the first Banking Day of each October, January, April and July and at maturity, except that interest accruing at a LIBOR-based Rate shall be payable as set forth in Section 2.c (ii) and interest accruing at an Interbank-based Rate shall be payable as set forth in Section 2.a(vi). After maturity, interest shall be payable as accrued and without demand.

           (iv) Extensions of Maturity Date. The Banks may, upon the request of ADESA, but at the Banks' sole discretion, extend the Maturity Date of the

                  ADESA Revolver from time to time to such date or dates as the Banks may elect by notice in writing to ADESA, and upon any such extension and upon execution and delivery by ADESA of new ADESA Revolving Notes reflecting the extended maturity date, the date to which the ADESA Revolver Commitment is then extended will become the "Maturity Date" for purposes of this Agreement.

           (v) Closing Fee and Unused Commitment Fee. ADESA shall pay a closing fee equal to .125% per annum on the total amount of the ADESA Revolver Commitment ($52,000,000). ADESA shall further pay to the Agent, for the pro rata benefit of the Banks, the Unused Commitment Fee on the ADESA Revolver
                  Commitment  as in  effect  from  time to time as set  forth in
                  Section 2.a(i), payable quarterly in arrears on each July 1, October 1, January 1 and April 1, while the ADESA Revolver Commitment is outstanding, commencing October 1, 1995. Such fees may be debited by the Agent on or after thirty (30) days of the date when due, if not earlier paid, to any demand deposit account of ADESA carried with the Agent without further authority. After any such debit, the Agent shall give ADESA prompt notice of the debit and a statement of the calculation of such fees, but any failure to give such notice shall not affect the validity or enforceability thereof.

           (vi) Sublimit for Canadian Dollar Loans. Up to U.S. Ten Million and No/100 Dollars (U.S. $10,000,000) of Tranche A of the ADESA Revolver may be funded in equivalent Canadian dollars, only in accordance with this Section 2.a(vi) and provided that No Event of Default or Unmatured Event of Default has occurred and is continuing or may result therefrom.

                      (A) Upon three (3) Banking Days prior written notice to the Agent, ADESA may request an advance in Canadian dollars in a minimum principal amount of equivalent U.S. Two Million Five Hundred Thousand Dollars (U.S. $2,500,000) and integral multiples thereof, for an applicable Interest Period. Each Advance shall be evidenced by a Canadian dollar Note (the "Note") in the form of Exhibit "D" attached hereto. ADESA may not select an Interest Period which ends after the Maturity Date for the ADESA Revolver. Interest on such Advance shall accrue at the Interbank-based Rate per annum, from the date the Advance is made, and shall be payable in Canadian dollars on the date occurring every three months while the Advance is outstanding and on the last day of the respective Interest Period. The principal of each Advance must be repaid in Canadian dollars on the last Banking Day of each Interest Period. Any prepayment of the principal of each Advance shall be subject to the Prepayment Premium. After the last day of each Interest Period, or on account of acceleration upon the occurrence of an Event of Default, each Advance shall bear interest at the Interbank-based Rate plus two percent (2%) per annum until paid in full, and shall be payable as accrued and without demand. The Banks shall fund each Advance under this Section to the Agent in Canadian dollars.

                      (B) At any time when any Advance is denominated in offshore Canadian dollars, ADESA shall reimburse or compensate the Banks upon demand for all costs incurred or losses suffered by the Banks which are applied by the Banks to such Advance by reason of any and all present or future reserve, exchange controls, special deposit or similar requirements against assets or liabilities of the Banks, or restrictions on funding offshore assets with onshore liabilities (including any requirements under Regulation D of the Board of Governors of the Federal Reserve System).

                      (C) In the event of any failure by ADESA to pay any amount in offshore Canadian dollars when due, the Banks may, at their option, purchase for the account of ADESA, as soon as practicable after such failure, an amount in Canadian dollars with interest accrued thereon on the spot market with U.S. dollars in which case ADESA shall become liable to the Banks for the amount in U.S. dollars so expended with interest thereon at two percent (2%) over the Interbank-based Rate. The Banks through the Agent, will give the Borrower notice of any such exchange.

                      (D) If prior to the commencement of any Interest Period, any Bank determines that offshore Canadian dollars will not be available in the offshore interbank markets, or if any applicable law, order or regulation or any interpretation thereof by any governmental agency shall make it unlawful or impracticable for such Bank to make, maintain or fund, the relevant Advance, such Bank shall promptly give notice thereof to ADESA and such Advance shall be treated as an Advance under Section 2.a(i) hereof.

                      (E) ADESA agrees to pay or cause to be paid directly to the appropriate governmental authority, or to reimburse the Banks, for the cost of any and all present and future taxes, duties, fees and other charges of any nature whatsoever (including any additional taxes or other charges due as a consequence of such payment or reimbursement) levied or imposed by any governmental authority on or with regard to any aspect of the transactions contemplated herein, except such taxes as are imposed on or measured by each Bank's net income by the jurisdiction or any political subdivision thereof in which such Bank's principal office is located.

                      (F) Whenever the equivalent amount in one currency (the "First Currency") must be determined with respect to an amount in another currency (the "Second Currency"), such determination shall be based on the spot rate for the purchase, on the relevant date, of the First Currency with the Second Currency quoted by the Agent's Grand Cayman Branch, at 10:00 A.M. Grand Cayman time two (2) days prior to the relevant date on which such foreign exchange transactions are conducted by the foreign exchange market.

b. The Line of Credit. The Banks severally agree to make a revolving line of credit ("Line of Credit") available to ADESA on the following terms and subject to the following conditions:

           (i) The Commitment -- Use of Proceeds. From this date and until the Maturity Date, the Banks agree to make Advances
                  (collectively, the "Line of Credit Commitment") under a revolving line of credit from time to time to ADESA of amounts not exceeding Eighteen Million and No/100 Dollars ($18,000,000) in the aggregate at any time outstanding, provided that all of the Conditions of Lending stated in
                  Section 8 of this Agreement as being applicable to the Line of Credit have been fulfilled at the time of each Advance and provided, further, that no Bank will make Advances in excess of its Commitment as set forth on Schedule A attached hereto. Proceeds of the line of Credit shall be used by ADESA only to fund its working capital requirements and to make working capital loans to the Subsidiaries named in the following table in maximum aggregate amounts outstanding at any time as to each such Subsidiary not to exceed the amounts shown in the table opposite the names of the respective Subsidiaries and for no other purpose:


                  Subsidiary                                       Maximum
                  ----------                                    Amount of Loans
                                                                ---------------

                  Greater Buffalo Auto Auction, Inc.                $ 7,000,000
                  ADESA-Ohio, Inc.                                   10,000,000
                  Auto Dealers Exchange of Memphis, Inc.              7,000,000
                  A.D.E. of Birmingham, Inc.                          7,000,000
                  A.D.E. of Lexington, Inc.                           5,000,000

                  A.D.E. Management Company                           7,000,000
                  A.D.E. of Jacksonville, Inc.                       10,000,000
                  ADESA Indianapolis, Inc.                           20,000,000
                  Auto Dealers Exchange of Concord, Inc.             15,000,000
                  A.D.E. of Knoxville, Inc.                           5,000,000
                  ADESA Canada, Inc.                                 20,000,000
                  ADESA-Charlotte, Inc.                               7,000,000
                  ADESA Austin, Inc.                                  5,000,000
                  ADESA Auto Transport, Inc.                          6,000,000
                  ADESA-South Florida, LLC                            7,000,000
                  ADESA New Jersey, Inc.                             20,000,000
                  Auto Banc Corporation                               3,000,000


                  Proceeds of an Advance under the Line of Credit may not be used to make principal reductions on the ADESA Revolver.

           (ii) Method of Borrowing. The obligation of ADESA to repay the Line of Credit shall be evidenced by the promissory notes (the
                  "Line of Credit Notes") of ADESA payable to each of the respective Banks in the form of Exhibit "C". So long as no Event of Default or Unmatured Event of Default shall have occurred and be continuing and until the Maturity Date. ADESA may borrow, repay and reborrow under the Line of Credit on any Banking Day, provided that no borrowing may cause the total principal outstanding to exceed the Line of Credit Commitment or may result in an Event of Default or an Unmatured Event of Default. Each Advance under the Line of Credit shall be conditioned upon receipt by the Agent from ADESA of an Application for Loan Advance and an Officer's Certificate, provided that the Agent may, at its discretion, make a disbursement upon the oral request of ADESA made by an Authorized Officer, or upon a request transmitted to the Agent by telephone facsimile ("fax") machine, or by any other form of written electronic communication (all such requests for Advances being hereafter referred to as "informal requests"). In so doing, the Agent may rely on any informal request which shall have been received by it in good faith from a person reasonably believed to be an Authorized Officer. Each informal request shall be promptly confirmed by a duly executed Application and Officer's Certificate if the Agent so requires and shall in and of itself constitute the representation of ADESA that no Event of Default or Unmatured Event of Default has occurred and is continuing or would result from the making of the requested Advance and that the making of the requested Advance shall not cause the principal balance of the Line of Credit to exceed the

                  Line of Credit Commitment. All borrowings and reborrowings and all repayments shall be in amounts of not less than Two Hundred Fifty Thousand and No/100 Dollars ($250,000), except for repayment of the entire principal balance of the Line of Credit. Notwithstanding any other provision of this subsection, the Banks shall not be required to make more than two Advances in any week. Upon receipt of an Application, or at the Agent's discretion upon receipt of an informal request for an Advance and upon compliance with any other Conditions of Lending stated in Section 8 of this Agreement applicable to the Line of Credit, the Agent shall disburse the amount of the requested Advance to ADESA, and shall be made ratably from the Banks in proportion to their respective Commitments in accordance with Section 2.d. hereof. The Agent shall give prompt telephonic, telex or telecopy notice to each of the Banks of any Advance request received. All Advances by the Banks and payments by ADESA shall be recorded by the Banks on their books and records, and the principal amount outstanding from time to time, plus interest payable thereon, shall be determined by reference to the books and records of the Banks. The Banks' and Agent's books and records shall be presumed prima facie to be correct as to such matters.

           (iii) Interest on the Line of Credit. The principal amount of the Line of Credit outstanding from time to time shall bear interest until maturity of the Notes at a rate per annum equal to the Prime-based Rate. After maturity, whether on the Line of Credit Maturity Date or on account of acceleration upon the occurrence of an Event of Default, and until paid in full, the Line of Credit shall bear interest at a per annum rate equal to the Prime-based Rate plus two percent (2%). Accrued interest shall be due and payable monthly on the first Banking Day of each month and at maturity. After maturity, interest shall be payable as accrued and without demand.

           (iv) Extensions of Maturity Date. The Banks may, upon the request of ADESA, but at the Banks' sole discretion, extend the Line of Credit Maturity Date from time to time to such date or dates as the Banks may elect by notice in writing to ADESA, and upon any such extension and upon execution and delivery by ADESA of Line of Credit Notes reflecting the extended maturity date, the date to which the Line of Credit Commitment is then extended will become the Line of Credit "Maturity Date" for purposes of this Agreement.

           (v) Standby Letters of Credit. At any time that ADESA is entitled to an Advance under the Line of Credit, the Agent shall, upon the application of ADESA, issue for the account of ADESA, a standby letter of credit (any such letter of credit being referred to in this Agreement as an "L/C") in an amount not in excess of the maximum Advance that ADESA would then be entitled to obtain under the Line of Credit,  provided that
                  (i) the total amount of L/C's which are outstanding at any time shall not exceed $2,000,000, (ii) the issuance of any L/C with a maturity date beyond the Maturity Date shall be entirely at the discretion of the Banks, (iii) the purpose of each L/C shall be to secure to a customer of ADESA or a Subsidiary, payment for or return of vehicles and certificates of title or certificates of origin to vehicles delivered to ADESA or a Subsidiary for sale at auction in the ordinary course of business of ADESA and its Subsidiaries, (iv) the form of the requested L/C shall be satisfactory to the Agent in the reasonable exercise of the Agent's discretion, and (v) ADESA shall have executed an application and reimbursement agreement for the L/C (a "Reimbursement Agreement") in the Agent's standard form, a copy of the current version of which is attached as Exhibit "E". Each Bank shall purchase a risk participation in each L/C issued equal to its pro rata portion of the face amount of the L/C and agrees to remit to the Agent, in funds available for immediate use by the Agent in Indianapolis, Indiana, its pro rata portion of each payment made by the Agent on an L/C, promptly upon receipt of notice from the Agent of such payment. The Agent shall promptly remit to each Bank it pro rata portion of all applicable fees and reimbursements received by the Agent from ADESA. ADESA will pay the Agent a commission for each standby L/C issued, calculated at the L/C Commission Rate then in effect on the maximum amount available to be drawn under the standby L/C, which commission shall be shared pro rata with the Banks less a .125% Agent fee. ADESA shall pay the Agent's standard transaction fees with respect to any transactions occurring in respect of any L/C's. Transaction fees shall belong solely to the Agent. Commissions shall be payable when the related L/C's are issued and transaction fees shall be payable upon completion of the transaction as to which they are charged. All such commissions and fees may be debited by the Agent to any deposit account of ADESA carried with the Agent without further authority, and in any event, shall be paid by ADESA within ten (10) days following billing.

           (vi) Mandatory Monthly Paydown. Notwithstanding any other provision of this Section 2.b., ADESA shall make such payments on account of the principal balance of the Line of Credit as may be necessary so that on not less than two (2) non-consecutive Banking Days in each calendar month the outstanding principal balance of the Line of Credit does not exceed Seven Million Two Hundred Thousand and No/100 Dollars ($7,200,000). For purposes of this subsection, any Banking Days which are separated only by days which are not Banking Days shall be considered to be consecutive.

c. Procedures for Electing LIBOR-based Rates -- Certain Effects of Election. A LIBOR-based Rate may be elected by ADESA only in accordance with the following procedures, shall be subject to the following conditions and the election of a LIBOR-based Rate shall have the following consequences in addition to other consequences stated in this
        Agreement:

           (i) No LIBOR-based Rate may be elected at any time an Event of Default or an Unmatured Event of Default shall have occurred and is continuing. Further, no LIBOR-based Rate may be selected for an Interest Period beyond the Maturity Date for the ADESA Revolver.

           (ii) A LIBOR-based Rate may only be elected on the entire principal balance of the ADESA Revolver or as to any portion thereof as to which no previous LIBOR-based Rate election remains in effect, or new Advance thereunder, in a minimum amount of One Million and No/100 Dollars ($1,000,000) or integral multiple thereof, for an applicable Interest Period. Interest accruing at a LIBOR-based Rate shall be payable in arrears (a) with respect to Interest Periods of three months or less, on the last day of the Interest Period and (b) with respect to Interest Periods longer than three months, on the date(s) occurring every three months and on the last day of the Interest Period.

           (iii) Voluntary prepayment prior to scheduled maturity of all or any portion of the ADESA Revolver on which interest is accruing at a LIBOR-based Rate shall be subject to contemporaneous payment of the Prepayment Premium if, at the time of prepayment, the Reinvestment Rate is less than the LIBOR-based Rate at which interest accrues on the ADESA Revolver. A Prepayment Premium shall also be due and payable on prepayment of all or any portion of the ADESA Revolver prior to scheduled maturity because of acceleration of maturity on account of an Event of Default if, at the time of acceleration of maturity, the Reinvestment Rate is less than the LIBOR-based Rate at which interest is accruing on the ADESA Revolver. If at the time of any voluntary or mandatory prepayment of any portion of the principal of the ADESA Revolver, interest accrues at both a LIBOR-based Rate and at a Prime-based Rate on portions of the ADESA Revolver, then any prepayment of principal will be applied first to the portion of the ADESA Revolver on which interest accrues at the Prime-based Rate and next to the portion or portions at which interest accrues at a LIBOR-based Rate or Rates, and if interest accrues on the ADESA Revolver at more than one LIBOR-based Rate, first to that portion or those portions on which interest accrues at a Rate or Rates which results in no Prepayment Premium or the lowest Prepayment Premium or Premiums.

           (iv) Upon three (3) Banking Days notice, ADESA may request an Advance at a LIBOR-based Rate for an appropriate Interest Period, from the Agent. As soon as possible, and in any event before the close of business on the next following Banking Day, the Agent shall determine such LIBOR-based Rate and shall immediately notify the Banks of the request and the LIBOR-based Rate determined. A request for a LIBOR-based Rate by ADESA is irrevocable once made. The Interest Period for which any LIBOR-based Rate is effective shall begin on the third Banking Day following the day on which the quotation is requested.

           (v) An election of a LIBOR-based Rate and applicable Interest Period may be communicated to the Agent on behalf of ADESA only by an Authorized Officer. Such election may be communicated by telephone, or by telephone facsimile (fax) machine or any other form of written electronic communication, or by a writing delivered to the Agent. At the request of the Agent, ADESA shall confirm any election in writing and such written confirmation shall be signed by an Authorized Officer. The Agent shall be entitled to rely on an oral or written electronic communication of an election of a LIBOR-based Rate and Interest Period which is received by an appropriate Agent employee from anyone reasonably believed in good faith by such employee to be an Authorized Officer.

           (vi) Notwithstanding any other provision of this Agreement, the Agent may elect not to quote a LIBOR-based Rate on any day on which the Agent has determined that it is not practical to quote such rate because of the unavailability of sufficient funds to the Banks for appropriate terms at rates approximating the relevant London Interbank Offered Rate or because of legal or regulatory changes which make it impractical or burdensome for the Banks to lend money at a LIBOR-based Rate.

d. Provisions Applicable to All of the Loans. The following provisions are applicable to all of the Loans:

           (i) Calculation of Interest. Interest on the Loans shall be calculated on the basis that an entire year's interest is earned in 360 days, comprised of twelve (12) thirty (30)-day months.

           (ii) Manner of Payment - Application. All payments of principal and interest on the Loans shall be payable at such office as the Agent shall specify or at the principal office of the Agent in Indianapolis, Indiana, in funds available for the Agent's immediate use in that city and no payment will be considered to have been made until received in such funds, except for payments in Canadian dollars required under Section 2.a(vi)(A). The Agent may debit any depository account of ADESA for the payment of principal, interest, and fees when due and payable. All payments received on account of any of the Loans will be applied first to the satisfaction of any interest which is then due and payable, and to principal only after all interest which is due and payable has been satisfied. The Agent shall promptly disburse to the Banks all payments received from ADESA.

           (iii) Disbursement of Advances and Agent Reliance on Bank Funding. Not later than 1:00 p.m. (Indianapolis time) on the date of any Advance under the Loans, each Bank shall make available its pro rata portion of the Advance in accordance with its Commitment in funds immediately available in Indianapolis, Indiana at the principal office of the Agent, or at such other office as the Agent shall specify, except to the extent such Advance is a reborrowing, in whole or in part, of the principal amount of a maturing Advance, in which case each Bank shall record the Advance made by it as a part of such reborrowing on its books and records or on a schedule to its respective Notes, and shall effect the repayment, in whole or in part, as appropriate, of its maturing Advance through the proceeds of such new Advance. The Agent shall make the proceeds of each new Advance available to ADESA at the Agent's principal office in Indianapolis, Indiana, or at such other office as the Agent shall specify not later than the close of business on such date. Unless the Agent shall have been notified by a Bank prior to (or, in the case of an Advance at a Prime-based Rate, by 11:00 a.m., Indianapolis time, on) the date on which such Bank is scheduled to make payment to the Agent of the proceeds of an Advance (which notice shall be effective upon receipt) that such Bank does not intend to make such payment, the Agent may assume that such Bank has made such payment when due and the Agent may in reliance upon such assumption (but shall not be required to) make available to ADESA the proceeds of the requested Advance to be made by such Bank and, if any Bank has not in fact made such payment to the Agent, such Bank shall, on demand, pay to the Agent the amount made available to ADESA attributable to such Bank together with interest thereon in respect to each day during the period commencing on the date such amount was made available to ADESA and ending on (but excluding) the date, such Bank pays such amount to the Agent at a rate per annum equal to the Prime-based Rate. If such amount is not received from such Bank by the Agent immediately upon demand, ADESA will, on demand, repay to the Agent the proceeds of the Advance attributable to such Bank with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Advance, but without such payment being considered a prepayment so that ADESA will have no liability for any Prepayment Premium with respect to such payment. Neither the Agent or any other Bank shall have any liability or obligation to fund any other Bank's pro-rata portion of any Advance.

           (iv) Agent Fee. In addition to all other fees or charges payable hereunder, an agent fee shall be due and payable by ADESA to the Agent on the date of this Agreement in the amount of .075% of $93,000,000. Such agent fee shall belong solely to the Agent as compensation for its services as Agent for the Banks.

        Section 3. THE LETTER OF CREDIT. On April 22, 1992, Bank One issued its Letter of Credit No. S-4269-G (the "Letter of Credit") in the original amount of $35,787,500.00 in favor of the Trustee and for the account of ADESA with an original expiration date of May 6, 1995. A copy of the Letter of Credit is attached as part of Exhibit "F". Bank One hereby agree to extend the expiration date of the Letter of Credit to June 30, 1998, in accordance with a Letter of Extension in the form attached as part of Exhibit "F". The Letter of Credit secures payment of the Floating Rate Notes and is subject to the terms stated therein. The Letter of Credit was issued pursuant to the terms of the Original Agreement and after the date of this Agreement shall be subject to the following terms and conditions, and all other terms and conditions of this Agreement concerning ADESA's Obligations with respect to the Letter of Credit:

a. Reimbursement. So long as the Letter of Credit is outstanding, ADESA will maintain a demand deposit account with Bank One (the "Blocked Account") through which the transactions described in this subsection will regularly be accomplished. All amounts deposited into the Blocked
        Account shall be held by Bank One as cash collateral for all of the Obligations. The Blocked Account shall be used by ADESA only for the purposes provided for in this Agreement, and the terms of the Blocked Account shall be such that it shall be a "blocked" account, so that transfers of funds from the Blocked Account may be made only by Bank One or by ADESA with the concurrence of the Required Banks. On the Business Day of each calendar month that is two (2) Business Days prior to each Floating Rate Note Interest Payment Date, ADESA will deposit into the Blocked Account such amount as may be necessary, after giving effect to the transfer to the Blocked Account from the Sinking Fund Reserve scheduled to occur on the same date under the terms of Section 5.f, to cause the balance of the Blocked Account to be not less than the anticipated amount of principal and interest that will be due on account of the Floating Rate Notes at the next Floating Rate Note Interest Payment Date, plus the amount of the transaction fee (provided for in
        Section 3.b) which will be due upon Bank One's Payment of the related Drawing or Drawings under the Letter of Credit. After and only after honoring a Drawing for the anticipated payment, Bank One shall be entitled, without further authorization from ADESA, to charge the amount of such Drawing and the related transaction fee to the Blocked Account or any other deposit account maintained by ADESA with Bank One. Should ADESA's deposit balances with Bank One be insufficient to reimburse Bank One for any Drawing under the Letter of Credit, together with the related transaction fee, then ADESA shall pay to the Agent immediately and unconditionally upon demand, an amount equal to the unreimbursed portion of such Drawing and the related transaction fee, together with interest on such amount at the Prime Rate plus three and one-half percent (3-1/2%) per annum from the date of payment of such Drawing until the amount thereof is reimbursed to Bank One. In the case of any Remarketing Drawing, ADESA shall unconditionally pay to Bank One on the ninetieth (90th) day following payment by Bank One of such drawing, or if such ninetieth day is not a Business Day, then on the next following Business Day, any balance of the amount of such Drawing which shall not then have been reimbursed to Bank One by the payment of remarketing proceeds to Bank One or otherwise, together with interest on such portions of such Remarketing Drawing as shall not, from time to time, have been reimbursed to Bank One, accrued at the Prime-based Rate for Line of Credit Advances, and with interest after such 90 day period accrued at the Prime-based Rate for Line of Credit Advances plus two percent (2%) per annum. Upon being reimbursed in full with interest as provided in this Agreement for any Remarketing Drawing, Bank One shall deliver any Pledged Notes that were purchased by the Trustee with the proceeds of such Remarketing Drawing, and which shall not have previously been delivered by Bank One upon sale by the Remarketing Agent, to the Trustee for cancellation pursuant to the terms of the Trust Indenture. As used in this paragraph, the term "remarketing proceeds" means proceeds from the resale of Pledged Notes by the Remarketing Agent, which Pledged Notes shall have been tendered or deemed tendered to the Trustee for repurchase pursuant to the terms of the Trust Indenture. The term "Floating Rate Note Interest Payment Date" is used in this subsection as the term "Interest Payment Date" is defined in the Letter of Credit. For the avoidance of doubt, it is noted that notwithstanding any other provision of this Agreement including, without limitation, any provision requiring ADESA to give collateral security for ADESA'S obligation to reimburse Bank One for amounts paid on account of the Letter of Credit in advance of any payment, no reimbursement obligation on the part of ADESA shall exist with respect to any payment by Bank One on account of the Letter of Credit until such payment shall have been made. Regardless of whether or not any cash collateral is voluntarily pledged by ADESA or any of its affiliates, Bank One shall not use any of such cash collateral to honor draws under the Letter of Credit.

b. Risk Participation. Each Bank shall purchase from Bank One a risk participation in the Letter of Credit equal to its pro rata portion of the Maximum Available Credit, as set forth in Schedule A hereto. Each Bank agrees to remit to Bank One, in funds available for immediate use by Bank One in Indianapolis, Indiana, its pro rata portion of each payment made by Bank One for a drawing under the Letter of Credit, promptly upon receipt of notice from Bank One of such payment. Bank One agrees to promptly remit to each Bank, its pro rata portion of all applicable fees and reimbursements received by Bank One from and on behalf of ADESA, but only when and if received by Bank One. Bank One shall be entitled to exercise its absolute discretion in administering the Letter of Credit and in enforcing, refraining from enforcing and determining the manner in which it may enforce any of its rights under the Letter of Credit, the Trust Indenture, the other Floating Rate Documents and this Agreement and in any collateral furnished pursuant to the terms of this Agreement. Bank One shall not be required to consult with the Banks as to any such matters or to take any direction from any of the Banks with regard thereto. Bank One shall not incur any liability to the Banks with respect to any action taken or omitted by bank One, including any action taken or omitted pursuant to the terms of the Trust Indenture, provided only that Bank One shall have acted in good faith and with reasonable care. Without limiting the generality of the foregoing, Bank One shall be entitled to rely and act upon any document or communication which Bank One in good faith believes to be genuine and to have been authorized by the person on whose behalf it is presented or given and which (in the case of any document) is regular on its face. The Banks specifically excuse Bank One from any duty Bank One might otherwise have to make further inquiry into the genuineness or due authorization of any such document or notice.

c. Commission and Transaction Fees. On October 1, 1995, and on the first Banking Day of each calendar quarter thereafter (each of which days is hereafter referred to as a "Commission Due Date"). ADESA shall pay to Bank One for the benefit of the Banks a commission for issuing and maintaining the Letter of Credit for the calendar quarter in which such Commission Due Date occurs, computed at a per annum rate equal to the Applicable Letter of Credit Commission Rate then in effect on the Maximum Available Credit which commission shall be shared pro rata with the Banks less a .125% Agent fee, and ADESA shall also pay to Bank One solely an administration fee in the amount of one-eighth percent (1/8%) per annum of the Maximum Available Credit, in each case as the Maximum Available Credit is scheduled to increase and decrease during the period beginning on the Commission Due Date and ending on the last day of the calendar quarter in which the Commission Due Date occurs by reason of anticipated draws for scheduled payments of principal and interest on the Floating Rate Notes, and assuming the reinstatement of the availability of all Interest Drawings to the extent provided for in the Letter of Credit; provided that for purposes of computing each commission and administration fee, the amount of an Interest Drawing which is subject to automatic reinstatement will be considered to be reinstated as of the date of such Drawing. There shall be no reduction in the amount of commission or administration fee due and payable on any Commission Due Date, nor shall any refund of commission or administration fee be due ADESA on account of full or partial prepayment of the Floating Rate Notes or because of the cancellation of the Pledged Notes purchased with the proceeds of a Remarketing Drawing during the quarter following the Commission Due Date as of which the amount of such commission or administration fee is established or on account of the election of Bank One not to restore the availability of any Interest Drawing. The amount of the commission and administration fee due and payable as of any Commission Due Date shall not be reduced, nor shall any refund of the commission or administration fee be due because of cancellation or termination of the Letter of Credit for whatever reason, with the exception only that if the Letter of Credit is replaced with an "Alternate Letter of Credit" (as provided for in the Trust Indenture) within six (6) months following an increase of twenty percent (20%) or more in the amount of the Letter of Credit commission, which increase is imposed by Bank One pursuant to the provisions of Section 3.d, then Bank One shall make a pro rata refund to ADESA of any Letter of Credit commission which shall have been paid for a period which shall not have expired on the date the Letter of Credit is replaced. A transaction fee shall be payable by ADESA to Bank One for each Drawing under the Letter of Credit in the amount of one-eighth of one percent (1/8%) of the amount of the Drawing or Sixty Dollars ($60.00), whichever is greater. Transaction fees on account of Drawings shall be due on the day when the Drawing is paid by Bank One. All commissions and fees payable under the terms of this Section 3.c shall be payable with interest at the Prime Rate plus two and three-quarters percent (2-3/4%) per annum from the date due until paid. If the Letter of Credit is transferred to a new beneficiary pursuant to the terms thereof, then ADESA promises to pay to Bank One promptly upon its demand a transfer fee in the amount then customarily assessed by Bank One for transfers of letters of credit of the same type and amount as the Letter of Credit. The administration fee, transaction fees and transfer fee are payable solely to Bank One and will not be shared with the Banks.

        d. Additional Amounts Payable. If any change in or the enactment, adoption or judicial or administrative interpretation of any law,
        regulation,   treaty,   guideline  or  directive   (including,   without
        limitation, Regulation D of the Board of Governors of the Federal Reserve System) either (i) subjects Bank One or the Banks to any additional tax, duty, charge, deduction or withholding with respect to the Letter of Credit or any amount paid by Bank One or the Banks thereunder or received by Bank One or the Banks under this Agreement (other than a tax measured by the net or gross income or revenues of Bank One or the Banks), or (ii) imposes or increases any reserve, special deposit, or similar requirement on account of the Letter of Credit, or (iii) imposes increased minimum capital requirements on Bank One or the Banks on account of their issuing or sharing in the risk of the Letter of Credit, and if any of the foregoing (w) results in an increase to Bank One or the Banks in the cost of maintaining the Letter of Credit or making any payment on account of the Letter of Credit, (x) reduces the amount of any payment receivable by Bank One or the Banks under this Agreement, (y) requires Bank One or the Banks to make any payment calculated by reference to the gross amount of any sum received or paid by Bank One or the Banks pursuant to the Letter of Credit or this Agreement (other than a tax measured by Bank One's or the Banks' gross or net income or revenues) or (z) reduces the rate of return on Bank One or the Banks' capital, ADESA shall pay to Bank One and the Banks, as additional commission for the Letter of Credit, such amount as will compensate Bank One and the Banks for such increased cost, payment or reduction. Any such payment shall be made to Bank One and the Banks within 15 days of demand and presentation of a certificate to ADESA containing a statement of the cause of such increased cost, payment or reduction and a calculation of the amount thereof, which statement and calculation shall be deemed prima facie to be correct. For the avoidance of doubt, it is noted that any additional commission payable under the terms of this subsection shall be computed on the basis of the quarterly commission payable on account of the Letter of Credit, notwithstanding the sale of participations in the risk and funding requirements of the Letter of Credit permissible under the terms of this Agreement.

e. Place and Application of Payments -- Calculation of Interest. All payments required to be made under this Section 3 shall be made to Bank One at its principal office in Indianapolis, Indiana, in funds available for Bank One's immediate use at that city and no such payment will be considered to have been made until received in such funds. All interest due under any provision of this Section 3 shall be calculated on the basis of a year of 360 days, and on the actual number of days elapsed.

f. Presentment and Collection. The Trustee and its successors as users of the Letter of Credit shall be deemed for purposes of this Agreement to be the agents of ADESA and ADESA assumes all risks of their acts, omissions or misrepresentations. Neither the Agent, the Banks, Bank One nor any of their affiliates or correspondents shall be responsible for the validity, sufficiency, truthfulness or genuineness of any document required to draw under the Letter of Credit even if such document should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged, provided only that the document appears on its face to be in accordance with the terms of the Letter of Credit, or for failure of any draft to bear reference or adequate reference to the Letter of Credit or failure of any person to note the amount of any draft on the Letter of Credit or to surrender or take up the Letter of Credit, each of which provisions may be waived by Bank One, or for errors, omissions, interruptions, or delays in transmission or delivery of any messages or documents. Without limiting the generality of the foregoing, any action taken by the Agent, the Banks, Bank One or any of their correspondents under or in connection with the Letter of Credit, if taken in good faith and with reasonable care, shall be binding upon ADESA and shall not put the Agent, the Banks, Bank One or any such correspondent under any resulting liability to ADESA and ADESA makes like agreement as to any omission unless in breach of good faith. Bank One is expressly authorized to honor any request for payment which is made under and in compliance with the terms of the Letter of Credit without regard to and without any duty on its part to inquire into the existence of any disputes or controversies between ADESA and the beneficiaries of the Letter of Credit or any other person, firm or corporation or into the respective rights, duties or liabilities of any of them or whether any facts or occurrences represented in any of the documents presented under the Letter of Credit are true and correct.

g. Proceeds of the Floating Rate Notes. The entire proceeds of the Floating Rate Notes were advanced by Funding to ADESA and, ADESA represents, have been used by ADESA as provided in the Original Agreement and for no other purposes.

h. Cancellation Fee. ADESA shall pay to the Banks a fee in the amount of one-half percent (1/2%) of the Maximum Available Credit if the Floating Rate Notes are prepaid by ADESA prior to expiration of the Letter of Credit or if ADESA replaces the Letter of Credit with an "Alternate Letter of Credit" as provided for in the Trust Indenture, provided that, in either case, such cancellation fee shall be payable only if the rating of

        Bank One's long-term debt by Standard & Poor's Corporation is A- or higher at the time the Floating Rate Notes are prepaid or the Letter of Credit is replaced. Notwithstanding any other provision of this subsection, no fee will be payable on account of prepayment of the Floating Rate Notes or on account of replacement of the Letter of Credit with an Alternate Letter of Credit if such event occurs within six (6) months following an increase of twenty percent (20%) or more in the amount of the Letter of Credit commission, which increase is imposed by the Banks pursuant to the provisions of Section 3.d

        Section 4. REPRESENTATIONS AND WARRANTIES. To induce the Banks to make the Loans, as provided for in this Agreement, ADESA, and Funding represent and warrant to the Banks that:

a. Organization of ADESA and Funding. ADESA and Funding are corporations organized and in existence under the laws of the State of Indiana. Funding is a wholly-owned subsidiary of ADESA. Each of the Subsidiaries is a corporation organized and in existence under the laws of the respective states or province of incorporation set forth in Schedule 4.m. Funding has no Subsidiaries. ADESA has no class of stock outstanding other than its common stock.

b. Authorization: No Conflict. The execution and delivery of this Agreement by ADESA and Funding, the execution and delivery by ADESA, Funding and each Subsidiary of each of the other Credit Documents and the Floating Rate Note Documents to which they are respectively parties, and the performance by ADESA, Funding and each Subsidiary of their respective obligations under this Agreement and all of the other Credit Documents and the Floating Rate Note Documents to which they are respectively parties are within ADESA's, Funding's and the Subsidiaries' corporate powers, have been duly authorized by all necessary corporate action, have received any required governmental or regulatory agency approvals and do not and will not contravene or conflict with any provision of law or of the articles of incorporation or bylaws of any of ADESA, Funding or the respective Subsidiaries or of any agreement binding upon any of ADESA, Funding or their properties or upon the respective Subsidiaries or their properties.

c. Validity and Binding Nature. This Agreement and all of the other Credit Documents and the Floating Rate Note Documents to which ADESA, Funding and the respective Subsidiaries are parties are the legal, valid and binding obligations of ADESA, Funding and the respective Subsidiaries, enforceable against them in accordance with their respective terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws enacted for the relief of debtors generally and other similar laws affecting the enforcement of creditors' rights generally or by equitable principles which may affect the availability of specific performance and other equitable remedies.

d. Financial Statements. ADESA has delivered to the Agent its audited financial statement as of December 31, 1994, and its unaudited interim financial statements as of June 30, 1995, and for the fiscal quarter and partial fiscal year then ended. Such statements have been prepared in accordance with generally accepted accounting principles consistently applied except, as to the June 30, 1995 statements, for the absence of footnotes and adjustments normally made at year end which are not material in amount. Such statements present fairly the financial position of ADESA as of the dates thereof and the results of its operations and cash flows for the periods covered and since the date of such statements there has been no material adverse change in the financial position of ADESA or in the results of its operations or operating cash flows.

e. Litigation and Contingent Liabilities. No litigation, arbitration proceedings or governmental proceedings are pending or, to ADESA's best knowledge, are threatened against ADESA, Funding or any of the Subsidiaries which would, if adversely determined, materially and adversely affect the financial position or continued operations of ADESA, Funding or any of the Subsidiaries. None of ADESA, Funding nor any Subsidiary has any material contingent liabilities not provided for or disclosed in the financial statements referred to in Section 4.d or in the "Schedule of Exceptions" attached as Schedule 4.e.

f. Liens. None of the assets of ADESA, Funding or any Subsidiary are subject to any mortgage, pledge, title retention lien or other lien, encumbrance or security interest except for liens and security interests described in the exceptions enumerated in Section 7.b

g. Employee Benefit Plans. Each Plan maintained by ADESA or by any of the Subsidiaries is in material compliance with ERISA, the Code, and all applicable rules and regulations adopted by regulatory authorities pursuant thereto, and ADESA and all of the Subsidiaries have filed all reports and returns required to be filed by ERISA, the Code and such rules and regulations, except for such omissions, the consequences of which would be inconsequential. No Plan maintained by ADESA or by any of the Subsidiaries and no trust created under any such Plan has incurred any "accumulated funding deficiency" as defined in Section 302 of ERISA, and the present value of all benefits vested under each Plan did not exceed, as of the last annual valuation date, the value of the assets of the respective Plans allocable to such vested benefits. Neither ADESA nor any Subsidiary has any knowledge that any "reportable event" as defined in ERISA has occurred with respect to any Plan.

h. Payment of Taxes. ADESA, Funding and all of the Subsidiaries have filed all federal, state and local tax returns and tax related reports which any of them is required to file by any statute or regulation and all taxes and any tax related interest payments and penalties that are due and payable have been paid, except for taxes which are being contested in good faith and by appropriate proceedings and for the payment of which appropriate reserves have been provided. Adequate provision has been made for the payment when due of all tax liabilities which have been incurred, but are not as yet due and payable.

i. Investment Company Act. None of ADESA, Funding nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

j. Regulation U. None of ADESA, Funding nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System. Not more than twenty-five percent (25%) of the consolidated assets of ADESA, Funding or of any of the Subsidiaries consists of margin stock.

k. Hazardous Substances. Except as disclosed on the "Schedule of Exceptions" attached as Schedule 4.e, to the best knowledge of ADESA after due inquiry and investigation, there are no underground storage tanks of any kind on any premises owned or occupied by or under lease to ADESA or any Subsidiary and there are no tanks, drums or other containers of any kind on premises owned or occupied by or under lease to ADESA or any Subsidiary, the contents of which are unknown to ADESA or the Subsidiaries. Except as disclosed on the "Schedule of Exceptions" attached as Schedule 4.e., to the best knowledge of ADESA after due inquiry and investigation, no premises owned or occupied by or under lease to ADESA or any Subsidiary have ever been used, and as of the date of this Agreement, no such premises are being used for any activities involving the use, treatment, transportation, generation, storage or disposal of any Hazardous Substances in reportable quantities and no Hazardous Substances in reportable quantities have been released on any such premises nor is there any threat of release of any Hazardous Substances in reportable quantities on any such premises.

l. Other Representations. ADESA, Funding and each Subsidiary is qualified to do business in every jurisdiction in which: (i) the nature of the business conducted or the character or location of properties owned or leased by ADESA and Subsidiaries, or the residences or activities of employees of ADESA and the Subsidiaries make such qualification necessary, and (ii) failure so to qualify could reasonably be anticipated to impair the title of ADESA and Subsidiaries to material properties or the right of ADESA or any Subsidiary to enforce material contracts or result in exposure of ADESA and Subsidiaries to liability for material penalties in such jurisdiction. No jurisdiction in which ADESA or any Subsidiary is not qualified to do business has asserted that ADESA or any Subsidiary is required to be qualified therein. The principal office of ADESA is located at 1919 South Post Road, Indianapolis, Indiana. ADESA does not conduct any material operations or keep any material amounts of property at any other location. Funding was incorporated on February 6, 1992, and since its incorporation it has conducted no operations and has engaged in no transactions other than those necessarily involved in the issuance of the Floating Rate Notes. The principal office of Funding is located at 1919 South Post Road, Indianapolis, Indiana. Funding does not conduct any material operations or keep any material amounts of property at any other location.

m. The Subsidiaries. Except as disclosed on the "Schedule of Exceptions" attached as Schedule 4.e., Schedule 4.m. attached hereto lists all of the direct and indirect Subsidiaries of ADESA. Such Schedule 4.m. indicates the date of acquisition or formation, the state or province of incorporation and the total number of shares outstanding for each Subsidiary.

n. Corporate Names. ADESA does not now, nor has ADESA during the past five years done business under any other name except "Auto Service Exchange, Inc." Funding does not now, nor has Funding ever done business under any name other than "ADESA Funding Corporation". None of the Subsidiaries has done business under any name other than the name indicated in
        Schedule 4.m. during the past five (5) years, except that ADESA Auto Transport, Inc. was named "A.D.E. Auctioneers and Appraisers, Inc." prior to August 17, 1992; A.D.E. of Knoxville, Inc. was formed in June, 1993, and acquired the assets of Knoxville Auto Auction, Inc. and H.H.H., Inc. d/b/a Lenoir City Auto Auction, Inc. ADESA Canada, Inc. (formerly known as ADESA, (Montreal), Inc.) was formed July 20, 1993, to acquire the assets and rights of Montreal Auto Auction; ADESA Indianapolis, Inc. was formed in 1993 and is the surviving corporation in a merger with Indianapolis Auto Auction, Inc., and ADESA-Ohio, Inc. was formerly known as Auto Dealers Exchange of Cincinnati-Dayton, Inc, and ADESA-Ottawa, Inc. was formerly known as Ottawa Auto Dealers Exchange, Inc.

        Section 5. COLLATERAL FOR THE OBLIGATIONS. The Obligations will be secured as provided in this Section.

a. The ADESA Security Agreement. The Obligations are and will continue to be secured by a security interest in all equipment, inventory, accounts receivable and general intangibles of ADESA now owned or hereafter acquired and in the proceeds thereof, which security interest was created and will continue to exist by virtue of the Security Agreement dated April 22, 1992, executed by ADESA in favor of the Agent pursuant to the requirements of the Original Agreement (the "ADESA Security Agreement"). ADESA shall execute the Amendment to Collateral Documents in the form of Exhibit "G" attached hereto to add all of the Banks as secured parties under the ADESA Security Agreement. The Security Agreement provides a security interest in the collateral described therein subject only to liens and security interests described in the exceptions enumerated in Section 7.b. The Agent acknowledges that as an incident to the execution of the Original Agreement, ADESA provided to the Agent appraisal reports with respect to the forced liquidation value of substantially all of the equipment then owned by ADESA and the Subsidiaries. ADESA shall provide to the Banks at ADESA's expense appraisal reports, addressed to the Banks, of the forced liquidation value of any equipment subsequently or hereafter acquired by ADESA or any of the Subsidiaries, which acquisitions individually or in the aggregate are material to the consolidated financial statements of ADESA. Upon the Banks' request, ADESA shall furnish to the Banks at ADESA's expense currently dated appraisal reports with respect to the forced liquidation value of all of the equipment shown in the consolidated financial statements of ADESA from time to time as the Banks may reasonably require, but not more than once in any two (2) consecutive fiscal years of ADESA.

b. Guaranties. The Obligations will further be supported by unconditional guaranties of prompt payment of Funding, and each of the Subsidiaries excluding AFC, which guaranties are evidenced by the Guaranty Agreements executed by Funding and such Subsidiaries pursuant to the requirements of the Original Agreement. Funding and each Subsidiary shall execute the Amendment to Collateral Documents, in the form of Exhibit "G" to add the Banks as guaranty holders. In the case of any other subsidiary hereafter formed or acquired by ADESA, including but not limited to ADESA New Jersey, Inc., Auto Banc Corporation and ADESA Remarketing Service, Inc., such guaranty shall be evidenced by a Subsidiary Guaranty Agreement in the form of Exhibit "H", or equivalent document under Canadian law.

c.      The Mortgages.  The Guaranties of the respective  Subsidiaries  named in the following table are and will continue to be secured by mortgage liens and security interests created, in the case of each such Subsidiary, by a mortgage, leasehold mortgage, deed of trust or trust deed executed and delivered pursuant to the requirements of the Original Agreement. Each of the respective Subsidiaries shall execute an Amendment to their mortgage, leasehold mortgage, deed of trust, or trust deed to add the Banks as parties thereto. The common address of the property or properties of the respective Subsidiaries which are subject to the mortgage, leasehold mortgage, deed of trust or trust deed executed and delivered by each of such Subsidiaries follow the name of the Subsidiaries in the table:

          A.D.E. of Birmingham, Inc.              Auto Dealers Exchange
          804 Sollie Drive                         of Memphis, Inc.
          Moody, Alabama                          5400 Getwell at Holmes Road
                                                  Memphis, Tennessee; and
          ADESA-Ohio, Inc. (formerly              2650 Mt. Moriah Road
           known as "Auto Dealers Exchange        Memphis, Tennessee
          Cincinnati-Dayton, Inc.")
          4400 William C. Good Blvd.
          Franklin, Ohio
                                                  ADESA Indianapolis, Inc.
          A.D.E. of Lexington, Inc.               4000 Office Plaza Blvd.,
          672 Blue Sky Parkway                    4040 Office Plaza Blvd.,
          Lexington, Kentucky                     5050 West 38th Street, and
                                                  3905 Gemco Lane,
          Auto Dealers Exchange                   Indianapolis, Indiana
           of Concord
          77 Hosmer Street
          Acton, Massachusetts

           Greater Buffalo Auto
            Auction, Inc.                         3095-0539 Quebec, Inc.
           12220 Main Street                      300 Albert-Mondou Boulevard
           Newstead, New York                     Saint-Eustache, Quebec, Canada

        ADESA agrees that upon purchase of a new facility in Indianapolis, Indiana, ADESA or its applicable Subsidiary shall grant a mortgage lien on such property to the Agent, for the benefit of the Banks, as collateral security for all of the Obligations. The Banks agree that upon sale by ADESA Indianapolis, Inc. of its present auction location in Indianapolis, the Banks shall release the mortgage lien on such property provided that the new Mortgage in favor of the Banks on the new facility has been executed, that the net proceeds from the sale of the present property exceed $4,500,000, that such proceeds are applied to the Obligations and provided that no Event of Default or Unmatured Event of Default exists.

d. Subsidiary Security Agreements -- Subsidiary Pledge Agreements. The obligations of Funding, and each of the Subsidiaries, excluding AFC, under their respective Guaranty Agreements shall be secured by a security interest in all of the equipment, inventory, accounts receivable and general intangibles of Funding and each of the Subsidiaries, now owned or hereafter acquired, and the proceeds thereof, which security interests were created and will continue by virtue of the Security Agreements executed by Funding and such Subsidiaries pursuant to the requirements of the Original Agreement (the "Subsidiary Security Agreements"). Funding and each Subsidiary shall execute the Amendment to Collateral Documents in the form of Exhibit "G" to add the Banks as Secured Parties. In the case of any other subsidiary hereafter formed or acquired by ADESA, including but no limited to ADESA New Jersey, Inc., Auto Banc Corporations and ADESA Remarketing Services, Inc., such security interest will be created by a Security Agreement substantially in the form of Exhibit "I". The Subsidiary Security Agreements will provide a security interest in the collateral described therein, subject only to liens and security interests described in the exceptions enumerated in Section 7.b. The obligations of A.D.E. Management Company under its Guaranty Agreement are and shall continue to be secured by a pledge of 100 shares of the common stock of A.D.E. of Jacksonville, Inc. The Obligations of ADESA Indianapolis, Inc. under its Guaranty Agreement are and shall continue to be secured by pledge of 5 shares of the common stock of ADESA Auto Transport, Inc. Such pledges are evidenced by Pledge Agreements (the "Subsidiary Pledge Agreements") each dated April 22, 1992, which Subsidiary Pledge Agreements were executed and delivered pursuant to the requirements of the Original Agreement. Such
        Subsidiaries  shall  execute  the  Amendment  to  Collateral   Agreement
        attached as Exhibit "G" to add the Banks as parties thereto. The obligations of ADESA Canada, Inc., under its Guaranty shall be secured by a pledge of all shares of the common stock of 3095-0539 Quebec, Inc., 101 shares of common stock of Greater Halifax Auto Exchange, Inc. and 5544 shares of Class A common stock and 4456 shares of Class B common stock of ADESA-Ottawa, Inc. which pledge was created by a Pledge Agreement dated August 16, 1993, as amended and restated by an Amended and Restated

        Pledge Agreement dated June 30, 1994. ADESA-Ottawa, Inc. shall secure its Guaranty by a pledge of all of the shares of common stock of ADESA Remarketing Services, Inc. pursuant to a Pledge Agreement in the form of Exhibit "O" attached hereto.

e. Pledged Notes. In addition to all other collateral for the Obligations, the Obligation are and shall continue to be further secured by a pledge of and a security interest in any Floating Rate Notes purchased with the proceeds of any Remarketing Drawing (the "Pledged Notes"), which pledge and security interest Funding hereby grants to the Banks. As soon as possible following any Remarketing Drawing, and in any event within ten
        (10) days of the date of such Drawing, Funding will cause the Trustee to deliver the Pledged Notes related to that Drawing to the Agent, for the benefit of the Banks, which Pledged Notes shall be registered in the name of the  Agent,  for the  benefit  of the  Banks,  or in the name of
        Funding and accompanied by appropriate endorsements or assignments executed on behalf of Funding in blank, with the signatures guaranteed. If any of the Pledged Notes are in the custody of or are registered to a Clearing Corporation or other Financial Intermediary, then this Agreement will in and of itself constitute an Instruction to the Clearing Corporation or other Financial Intermediary to transfer the Pledged Notes from the account of Funding to the account of the Agent on the books of the Clearing Corporation or other Financial Intermediary. During the period in which any Floating Rate Notes are Pledged Notes, the Banks shall be entitled to receive and retain all payments of principal and interest on account of the Pledged Notes and such payments shall be applied by the Banks to satisfaction of Obligations in the order provided below. If Funding should receive any payment of principal or interest on account of any Pledged Notes, Funding shall receive such amounts in trust for the Banks and subject to the Banks' security interest, and shall immediately forward any such payment to the Agent, for the benefit of the Banks in the form in which received by Funding, adding only such assignments or endorsements as may be necessary to perfect the Agent's title thereto. Funding appoints and constitutes the Agent as its agent and any officer of the Agent as Funding's attorney-in-fact for purposes of: (i) executing instruments of assignment or endorsement of any Pledged Notes; (ii) issuing any Instruction or taking any other action necessary to cause any Pledged Notes to be transferred on the books of any Clearing Corporation or other Financial Intermediary from the account of Funding to the Agent's account or to cause the Pledged Notes to be registered in the Agent's name on the books and records of any Registrar for the Floating Rate Notes, and (iii) taking any other action necessary to cause the Banks' security interest to be perfected or to facilitate any transfer of the Pledged Notes deemed necessary or desirable by the Required Banks. Such appointment and such power are irrevocable so long as the Letter of Credit is outstanding or any Obligations remain unsatisfied. Should any Pledged Notes be sold by the Remarketing Agent pursuant to the terms of the Trust Indenture, the Agent will deliver such Pledged Notes together with appropriate instruments of assignment to or in accordance with the instructions of the Remarketing Agent against payment of the proceeds of such sale, which proceeds shall then be applied by the Agent to the satisfaction of Obligations in the order provided below. Should any Pledged Notes not be sold by the Remarketing Agent on or before the ninetieth day following the related

        Remarketing Drawing, or on or before the next following Business Day if such ninetieth day is not a Business Day, then the Agent shall deliver the Pledged Notes to the Trustee for cancellation. Any payments of principal or interest on account of Pledged Notes and any proceeds of Pledged Notes sold by the Remarketing Agent received by the Agent shall be applied by the Agent first to satisfy ADESA's reimbursement obligation with respect to the Remarketing Drawing the proceeds of which were used to purchase the related Pledged Notes, next to the transaction fee related to such Remarketing Drawing, and then to such other of the Obligations as may then be outstanding, as the Required Banks in their discretion shall choose. If no Obligations are then due and payable and if no Event of Default or Unmatured Event of Default has occurred and is continuing, the Agent shall pay any remaining portion of such funds to ADESA. ADESA may use such funds for any purpose permissible under the terms of this Agreement. As used in this paragraph, the terms "Clearing Corporation," "Instruction" and "Financial Intermediary" are used as defined in the Uniform Commercial Code as enacted in Indiana.

f. Sinking Fund Reserve. In addition to the Investment Account B established by ADESA with the Trust Group of the Agent pursuant to the requirements of Section 6.i, ADESA has established with the Trust Group of the Agent, an investment agency account ("Investment Account A") under the Agent's usual and customary form of agreement for such accounts. ADESA shall pay the Agent's usual and customary charges for services rendered by the Agent's Trust Group in connection with such account for the Agent's sole benefit. All of the assets of Investment Account A are and shall continue to be pledged to the Banks to secure the Obligations on the terms expressed in the pledge agreement dated April 22, 1992, (the "Pledge Agreement") executed by ADESA in favor of the Agent pursuant to the terms of the Original Agreement, and shall constitute a fund (the "Sinking Fund Reserve") in order to assure timely reimbursement to the Agent of all principal drawings under the Letter of Credit. ADESA shall execute Amendment to Collateral Documents in the form of Exhibit "G" to add the Banks as secured parties under the Pledge Agreement. Investments of Investment Account A shall be limited to Qualified Investments, provided that no certificate of deposit purchased as an asset of Investment Account A shall have a maturity date beyond the nearer of the first Business Day of March or September next following and no specific security purchased as an asset of Investment Account A shall have a maturity more than six months from the date of purchase. So long as any of the Floating Rate Notes are outstanding, ADESA shall make such deposits to the Sinking Fund Reserve as may be necessary to cause the balance of the Sinking Fund Reserve on the first Business Day of each May, June, July, August and September of each year to be not less than 1/6, 1/3, 1/2, 2/3 and 5/6, respectively, of the amount of the mandatory Sinking Fund redemption of Floating Rate Notes required to be made on the following October 1 under the terms of
        Section 3.02 of the Trust Indenture. So long as any of the Floating Rate Notes are outstanding, ADESA shall make such deposits to the Sinking Fund Reserve as may be necessary to cause the balance of the Sinking Fund Reserve on the first Business Day of each November, December, January, February and March of each year to be not less than 1/6, 1/3, 1/2, 2/3 and 5/6, respectively, of the amount of the mandatory Sinking Fund redemption of Floating Rate

        Notes  required to be made on the  following  April 1 under the terms of
        Section 3.02 of the Trust Indenture. The Agent shall give continuing instructions to its Trust Group to transfer the entire net realizable cash value of the Account of the Sinking Fund Reserve to the Blocked Account on the Business Day which is two Business Days prior to the first Business Day of each March and September. As used in the preceding sentence, the phrase "net realizable cash value of the Account" means the amount of the Account which then consists of or can be reduced to cash, less charges of the Agent's Trust Group due and payable under the terms of Investment Account A. Such instructions shall remain in effect until an Event of Default shall have occurred and is continuing, at which time the Banks may deal with the Sinking Fund Reserve as with any other collateral for the Obligations.

g. Pledge of Investment Account B. The Obligations are and shall continue to be further secured by a pledge of and a security interest in all of the cash and securities held in Investment Account B (established pursuant to the requirements of Section 6.i) and the proceeds thereof which pledge and security interest shall be on the terms expressed in the Pledge Agreement. Notwithstanding the pledge of Investment Account B, ADESA shall be free to withdraw assets from Investment Account B and use them for any proper corporate purpose consistent with the provisions of this Agreement until such time as an Event of Default or an Unmatured Event of Default has occurred and is continuing and the Required Banks, during the continuance of such Event of Default or Unmatured Event of Default, shall have notified the Agent's Trust Group that (i) no further withdrawal of assets from Investment Account B nor changes in the assets held in Investment Account B may be made without the consent of the Required Banks and (ii) the Agent shall thereafter otherwise exercise control over Investment Account B as provided in the Pledge Agreement. After the Required Banks through the Agent shall have given notice to the Agent's Trust Group as provided in the preceding sentence, the Agent shall continue to exercise control over Investment Account B for so long as the Required Banks in their discretion deems it prudent to do so, notwithstanding the fact that all Events of Default and Unmatured Events of Default which existed at the time such notice was given or which occurred thereafter shall have been cured. Investment Account B shall be a segregated account, separate from the investment agency account established by ADESA with the Trust Group of the Agent pursuant to the requirements of Section 5.f.

h. Pledge of Stock of Funding and the Subsidiaries. The Obligations are and shall continue to be further secured by a pledge, evidenced by and on the terms and conditions expressed in the Pledge Agreement, of all of the shares of each class of equity securities of Funding and each of the Subsidiaries owned by ADESA. ADESA shall execute the Amendment to Collateral Documents in the form of Exhibit "G" to add the Banks as parties thereto. ADESA shall further execute and deliver to the Agent a new Schedule to Pledge Agreement in the form of Exhibit "J", listing all Subsidiaries owned by ADESA as of the date of this Agreement. ADESA shall deliver or shall have delivered to the Agent the certificates representing all of the shares of, or ownership interest in, any

        Subsidiary created or acquired after the date of this Agreement, together with an amendment to the Schedule to Pledge Agreement.

i. Pledge of Inter-Company Notes, Inter-Company Security Agreements and Inter-Company Mortgages. The obligations of each of the Subsidiaries to ADESA on account of any loans or advances made at any time by ADESA to the Subsidiary shall be evidenced by a promissory note executed by the Subsidiary in favor of ADESA in the form of Exhibit "K" (each an
        "Inter-Company Note"). All of the obligations of each Subsidiary to ADESA represented by an Inter-Company Note executed by a Subsidiary which is the owner of one of the Parcels subject to a Mortgage (each of which Subsidiary is hereafter referred to in this Subsection as a "Mortgagor Subsidiary") shall be secured by mortgage liens and security interests created by mortgages or deeds of trust (each a "Inter-Company Mortgage" and collectively, the "Inter-Company Mortgages"). In the case of the Parcels owned by each of the Mortgagor Subsidiaries, such mortgage liens and security interests were created and shall continue to exist by virtue of the mortgages and deeds of trust executed by the Mortgagor Subsidiaries pursuant to the requirements of the Original Agreement. Each of the Inter-Company Mortgages was collaterally assigned by ADESA to the Agent, for the benefit of the Banks, to secure the Obligations by Collateral Assignments executed pursuant to the requirements of the Original Agreement. ADESA shall execute amendments to the Collateral Assignments to add the Banks as parties thereto. All of the obligations of each Subsidiary to ADESA represented by an Inter-Company Note shall be further secured by a security interest in all of the equipment, inventory, accounts receivable and general intangibles of the Subsidiary, now owned or hereafter acquired, and the proceeds thereof, which security interest shall be created by a security agreement (each an "Inter-Company Security Agreement" and, collectively, the "Inter-Company Security Agreements"). In the case of each of the Subsidiaries, such security interests were created and shall continue to exist by virtue of the Inter-Company Security Agreements, executed by the respective Subsidiaries pursuant to the requirements of the Original Agreement. In the case of any other Subsidiary hereafter formed or acquired by ADESA, including but not limited to ADESA New Jersey, Inc., Auto Banc Corporation and ADESA Remarketing Services, Inc., such security interest shall be created by a security agreement substantially in the Form of Exhibit "L". The Inter-Company Security Agreements will provide a security interest in the collateral described therein which is second and inferior to the security interests created by the Subsidiary Security Agreements, but otherwise, subject only to those other liens and security interests described in the exceptions enumerated in Section 7.b. All of the Obligations are and shall continue to be further secured by a pledge and collateral assignment of each of the Inter-Company Notes and each of the Inter-Company Security Agreements, which pledge and collateral assignment shall be evidenced by and shall be on the terms and conditions expressed in the Pledge Agreement. The obligations of A.D.E. Management Company ("Management") under its Inter-Company Note are and shall continue to be further secured by a pledge of 100 shares of the common stock of A.D.E. of Jacksonville, Inc., which pledge shall provide a security interest in such stock which is second and inferior to the security interest of the Banks created by the

        Subsidiary Pledge Agreement executed by Management. The pledge in favor of ADESA to secure Management's Inter-Company Note is and shall continue to be evidenced by the Inter-Company Security Agreement executed by Management and is and shall continue to be perfected by the Agent's holding the Note as collateral agent for ADESA as provided in Management's Subsidiary Pledge Agreement. The obligations of ADESA Indianapolis, Inc. under its Inter-Company Note is and shall continue to be further secured by a pledge of 5 shares of the common stock of ADESA Auto Transport, Inc., which pledge shall provide a security interest in such stock which is second and inferior to the security interest of the Banks created by the Subsidiary Pledge Agreement executed by ADESA Indianapolis, Inc. The pledge in favor of ADESA to secure ADESA
        Indianapolis, Inc.'s Inter-Company Note is and shall continue to be evidenced by the Inter-Company Security Agreement executed by ADESA Indianapolis, Inc. and is and shall continue to be perfected by the Agent's holding the Note as collateral agent for ADESA as provided in ADESA Indianapolis, Inc.'s Subsidiary Pledge Agreement. The Subsidiaries shall execute the Amendment to Collateral Documents in the form of Exhibit "G" to add the Banks as parties thereto.

j. Agent as Collateral Agent for Banks. All collateral from time to time securing the Obligations shall exist for the ratable benefit of the Banks. The interest of each Bank in the collateral from time to time existing shall be pro rata according to the proportion that its Commitment bears to all Commitments of the Banks, but the interest of each Bank in the collateral shall rank equally in priority with the interest of each other Bank. Notwithstanding the time, order or method of attachment or perfection of any security interest or lien, and notwithstanding anything contained in any filing or agreement to which any of the Banks is a party, any lien or security interest in favor of any of the Banks in any of the collateral described in the Credit Documents which arises out of any prior or subsequent transaction shall be subordinate to the security interest or lien in such collateral in favor of the Banks under the Credit Documents. The Banks acknowledge and agree that the Agent shall serve as collateral agent for all of the Banks and that any filing, mortgage, security agreement or other instrument perfecting or evidencing a lien or security interest in the collateral in the name of the Agent shall be deemed to be for the benefit of all of the Banks in accordance with this Agreement. Subject to the further provisions of this Agreement, and subject to the advice of its counsel, the Agent shall act with respect to the collateral securing the Obligations under the Credit Documents as instructed by the Required Banks. No Bank will take any action to enforce its rights, pursue any remedy or foreclose any liens against ADESA, Funding or any Subsidiary (other than by way of set-off), except through the Agent.

k. Adjustments to Collateral. If any Bank (a "Benefited Bank") shall at any time receive any payment of all or any part of the Obligations hereunder, or interest thereon, or receive any collateral in respect thereof (whether by set-off or otherwise) in a greater proportion than its ratable portion, such Benefited Bank shall purchase for cash from the other Banks such portion of the other Banks' Notes, or shall provide such other Banks with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause the Benefited Bank to share the excess payment or benefits of such collateral or proceeds ratably with the other Banks; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from the Benefited Bank, such purchase shall be rescinded, and the purchase price and benefits returned to the extent of such recovery, but without interest. ADESA and Funding agree that each Bank so purchasing a portion of another Bank's Notes may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Bank were the direct holder of such portion. If during any period of an Unmatured Event of Default or Event of Default, a Benefited Bank receives payment or other proceeds in connection with any other credit facility with ADESA or any Subsidiary, excluding AFC, such payment or proceeds shall be applied exclusively for the pro rata benefit of the Banks in connection with the Obligations hereunder prior to any application to such other credit facility.

        Section 6.  AFFIRMATIVE  COVENANTS.  Until all  Obligations  of ADESA or
Funding terminate or are paid and satisfied in full, and so long as any Commitment or the Letter of Credit is outstanding, ADESA and Funding agree that each will strictly observe each of the following covenants applicable to it, and ADESA agrees that it will cause Funding to observe each of the following covenants applicable to Funding, unless at any time the Required Banks shall otherwise expressly consent in writing, which consent shall not be unreasonably withheld or delayed:

a. Corporate Existence. ADESA and Funding shall preserve their respective corporate existences and ADESA shall preserve the corporate existence of each Subsidiary.

b. Reports, Certificates and Other Information. ADESA shall furnish to the Agent copies of the following financial statements, certificates and other information:

           (i) Annual Statements. As soon as available and in any event within one hundred twenty (120) days after the close of each fiscal year, audited consolidated financial statements and supplemental consolidating information of ADESA for such fiscal year, which financial statements shall be prepared and presented in accordance with generally accepted accounting principles, in each case setting forth in comparative form corresponding figures for the preceding fiscal year, together with the audit report, unqualified as to scope, of Ernst & Young. Each such set of financial statements shall be accompanied by the written representation of the chief financial officer of ADESA that such financial statements have been prepared in accordance with generally accepted accounting principles and that the consolidated and supplemental consolidating information present fairly the consolidated and consolidating financial position of ADESA and the results of its operations as of the date thereof and for the fiscal year then ended.

           (ii) Monthly Statements of ADESA. As soon as available and in any event within forty-five (45) days after the end of each month, a copy of the interim financial statements of ADESA and the Subsidiaries, consisting at a minimum of:

                  A. the consolidated and consolidating balance sheets of ADESA and the Subsidiaries as of the end of the month,

                  B. consolidated and consolidating statements of income of ADESA and the Subsidiaries for the month and for the partial or full fiscal year ended as of the end of the month, and

                  Such statements as of each month end which is also the end of a fiscal quarter of ADESA shall be accompanied by consolidated statements of cash flows for the year to date as of the end of such fiscal quarter. All of the statements required under the terms of this subsection shall be presented in reasonable detail, setting forth corresponding figures for the preceding fiscal year, and accompanied by the written representation of the chief financial officer of ADESA that such financial statements have been prepared in accordance with generally accepted accounting principles (except that they need not include footnotes and need not reflect adjustments normally made at year end, if such adjustments are not material in amount), consistently applied, (except for changes in which the independent accountants of ADESA concur) and present fairly the financial position of ADESA and the Subsidiaries and the results of their respective operations as of the dates of such statements and for the fiscal periods then ended. The interim statements required under the terms of this subsection shall include a comparison of results to the budget required under the terms of Section 6.b(viii) and income statement line items shall be broken down to provide such detail as the Agent may reasonably require. Such detail shall be presented for ADESA and each Subsidiary, and on a consolidated basis.

           (iii) Certificates. Contemporaneously with the furnishing of each set of financial statements provided for in Sections 6.b(i) and 6.b(ii), an Officer's Certificate, together with the supplemental certificate of the chief financial officer or the treasurer of ADESA demonstrating, in such detail as the Agent may reasonably require, compliance with the covenants stated at Section 6.g.

           (iv) Orders. Prompt notice of any orders in any material proceedings to which ADESA, Funding or any Subsidiary is a party, issued by any court or regulatory agency, federal or state, and if any Bank should so request, a copy of any such order.

           (v) Notice of Default or Litigation. Immediately upon learning of the occurrence of an Event of Default or an Unmatured Event of Default, or the institution of or any adverse determination in any litigation, arbitration proceeding or governmental proceeding which is material to ADESA, Funding or any significant Subsidiary, or the occurrence of any event which could have a material adverse effect upon ADESA, Funding or any significant Subsidiary, written notice thereof describing the same and the steps being taken with respect thereto. As used in this subsection, the term "significant Subsidiary" means any Subsidiary whose earnings before interest, depreciation, amortization and income tax expense for the fiscal year ended immediately prior to the date as of which its status as a significant Subsidiary is to be determined was greater than $2,500,000.

           (vi) Other Information. From time to time such other information concerning ADESA, Funding or any Subsidiary as any Bank may reasonably request.

           (vii) Budget. At least ten (10) days prior to the beginning of each fiscal year of ADESA, a quarter-by-quarter budget of income and expenses for that year, and a projected consolidated balance sheet on a quarterly basis, prepared in such detail as the Agent shall reasonably require.

c. Books, Records and Inspections. ADESA and Funding shall maintain and ADESA shall cause each Subsidiary to maintain complete and accurate books and records and permit access thereto by the Banks for purposes of inspection, copying and audit, and ADESA and Funding shall permit the Banks to inspect their properties and operations and those of the Subsidiaries at all reasonable times.

d. Insurance. In addition to any insurance required by the Security Agreements, ADESA and Funding shall maintain and ADESA shall cause each Subsidiary to maintain such insurance as may be required by law and such other insurance, to such extend and against such hazards and liabilities, as is customarily maintained by companies similarly situated. All insurance polices providing coverage for loss of or damage to fixed assets shall be endorsed so as to provide replacement cost coverage. ADESA and Funding agree to name and ADESA agrees to cause each Subsidiary to name the Agent, for the benefit of the Banks, as a loss payee on any such insurance policy under a standard lender's loss payable clause and to provide a copy of each such policy to the Agent.

e. Taxes and Liabilities. ADESA and Funding shall pay and ADESA shall cause each Subsidiary to pay when due all taxes, license fees, assessments and other liabilities except such as are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established.

f. Compliance with Legal and Regulatory Requirements. ADESA and Funding shall maintain and ADESA shall cause each Subsidiary to maintain material compliance with the applicable provisions of all federal, state, Canadian, Canadian provincial and local statues, ordinances and regulations and any court orders or orders of regulatory authorities issued thereunder.

g.      Financial  Covenants.   ADESA  shall  observe  the  following  financial
        covenants on a consolidated basis excluding AFC:

           (i) Tangible Capital Base. ADESA shall maintain its Tangible Capital Base at levels not less than those shown in the following table for the periods indicated:

                            Period                        Tangible Capital Base
                            ------                        ---------------------

                  from the date of this Agreement
                      until fiscal year end 1995               $50,000,000
                  at fiscal year end 1995 and until
                      fiscal year end 1996                     $55,000,000
                  at fiscal year end 1996 and until
                      fiscal year end 1997                     $60,000,000
                  at fiscal year end 1997 and at all
                      times thereafter                         $65,000,000

           (ii) Leverage. ADESA shall maintain its Leverage at not greater than 3.50 to 1.00 until December 30, 1996 and at not greater than 3.0 to 1.0 on December 31, 1996 and at all times thereafter.

           (iii) Coverage. For each period of four consecutive fiscal quarters, ADESA shall maintain Coverage of not less than 1.20 to 1.0.

           (iv) Funded Debt. For each period of four consecutive fiscal quarters ending during the periods designated below, ADESA shall maintain its ratio of Funded Debt to EBITDAL at levels not greater than those shown in the following table:

                            Period                         Funded Debt/EBITDAL
                            ------                         -------------------

                  From the date of this Agreement
                      through March 30, 1996                   4.5 to 1.0

                  At March 31, 1996 through September
                      29, 1996                                 4.25 to 1.0

                  At September 30, 1996 through
                      December 30, 1996                        4.0 to 1.0

                  At December 31, 1996 and at all
                       times thereafter                        3.75 to 1.0

h. Primary Banking Relationship. Except for the deposit relationships with First Tennessee Bank National Association, PNC Bank, Kentucky, Inc., Society National Bank, Indiana, Harris Trust and Savings Bank and The First National Bank of Boston, presently maintained or opened hereafter by ADESA, and the deposit relationship maintained by ADESA Canada, Inc. with Bank of Montreal and Canadian Imperial Bank of Commerce, ADESA shall maintain its primary demand deposit accounts with the Agent.

i. Investment Agency Account. ADESA shall maintain all cash in excess of a reasonable reserve for immediate operating needs, and other than amounts required to be maintained in the Sinking Fund Reserve, in a custodial agency account ("Investment Account B") carried with the Trust Group of the Agent, which account shall be established under the Agent's usual and customary form of agreement for such accounts. The reserve for immediate operating needs referred to in the preceding sentence shall, except for payroll accounts, be maintained in demand deposit accounts at the Agent, First Tennessee Bank National Association, PNC Bank, Kentucky, Inc., The First National Bank of Boston, Society National Bank, Indiana, Harris Trust and Savings Bank, Canadian Imperial Bank of Commerce and Bank of Montreal, provided that deposits in each of the latter seven banks shall not exceed $5,000,000.00 in each bank. Further, the deposits maintained in Bank of Montreal and Canadian Imperial Bank of Commerce shall not exceed in the aggregate U.S. $5,000,000 on and after July 1, 1995. ADESA shall pay the Agent's usual and customary charges for services rendered by the Agent's Trust Group in connection with such account. Investments of Investment Account B shall be limited to debt securities of a quality not less than that commonly referred to as "investment grade" or shares of investment companies or units of investment in common trust funds the assets of which, in either case, consist entirely of cash and investment grade securities. No specific security or certificate of deposit purchased as an investment for Investment Account B shall have a maturity more than thirteen (13) months from the date purchased.

j. Employee Benefit Plans. ADESA and Funding shall maintain and ADESA shall cause each Subsidiary to maintain any Plan in material compliance with ERISA, the Code, and all rules and regulations of regulatory authorities issued pursuant thereto and ADESA and Funding shall file and ADESA shall cause each Subsidiary to file all reports required to be field pursuant to ERISA, the Code, and such rules and regulations.

k. Hazardous Substances. If ADESA, Funding or any Subsidiary should commence the use, treatment, transportation, generation, storage or disposal of any Hazardous Substance in reportable quantities in its operations in addition to those noted in the "Schedule of Exceptions" attached as Schedule 4.e., ADESA shall immediately notify the Agent of the commencement of such activity with respect to each such Hazardous Substance. ADESA shall cause any Hazardous Substances which are now or may hereafter be used or generated in the operations of ADESA, Funding or any Subsidiary in reportable quantities to be accounted for and disposed of in compliance with all applicable federal, state, Canadian, Canadian provincial and local laws and regulations. ADESA shall notify the Agent immediately upon obtaining knowledge that:

           (i) any premises which have at any time been owned and occupied by or have been under lease to ADESA, Funding or any Subsidiary are the subject of an environmental investigation by any federal, state, Canadian, Canadian provincial or local governmental agency having jurisdiction over the regulation of any Hazardous Substances, the purpose of which investigation is to quantify the levels of the Hazardous Substances located on such premises, or

           (ii) ADESA, Funding or any Subsidiary has been named or is threatened to be named as a party responsible for the possible contamination of any real property or ground water with Hazardous Substances, including, but not limited to the contamination of past and present waste disposal sites.

        If ADESA, Funding or any Subsidiary is notified of any event described at items (i) or (ii) above, ADESA shall immediately engage or cause such Subsidiary to engage a firm or firms of engineers or environmental consultants appropriately qualified to determine as quickly as practical the extent of contamination and the potential financial liability of ADESA, Funding or any Subsidiary with respect thereto, and the Agent shall be provided with a copy of any report prepared by such firm or by any governmental agency as to such matters as soon as any such report becomes available to ADESA. The selection of any engineers or environmental consultants engaged pursuant to the requirements of this Section shall be subject to the approval of the Agent, which approval shall not be unreasonably withheld. Notwithstanding any other provision of this subsection, if ADESA, Funding or any Subsidiary is notified of any event described at items (i) or (ii) above, and if ADESA determines that the course of action outlined above should not be required in view of the manifest magnitude of the problem, or would not be a prudent course of action for ADESA to pursue in view of all the circumstances, ADESA shall immediately notify the Agent of that fact and of the alternate course of action which ADESA proposes to pursue and the Required Banks shall not unreasonably withhold their approval of such alternate course of action.

l. Sinking Fund Reserve Payments. ADESA shall make deposits to the Sinking Fund Reserve in a timely manner as required under the terms of Section 5.f.

m. Obligations Under the Floating Rate Note Documents. ADESA and Funding will pay and perform in a timely manner all of their respective obligations under those Floating Rate Note Documents to which they are respectively parties.

        Section 7. NEGATIVE COVENANTS OF ADESA. Until all Obligations of ADESA or Funding terminate or are paid and satisfied in full, and so long as either the Commitment or the Letter of Credit is outstanding, ADESA and Funding agree that each will strictly observe each of the following covenants applicable to it, and ADESA agrees that it will cause Funding to observe each of the following covenants applicable to Funding, unless at any time the Required Banks shall otherwise expressly consent in writing, which consent shall not be unreasonably withheld or delayed:

a. Restricted Payments. ADESA shall not purchase or redeem any shares of the capital stock of ADESA or declare or pay any dividends thereon except for dividends payable entirely in capital stock.

b. Liens. ADESA and Funding shall not create or permit to exist, and ADESA shall not allow any Subsidiary to create or permit to exist any mortgage, pledge, title retention lien or other lien, encumbrance or security interest (all of which are hereafter referred to in this subsection as a "lien" or "liens") with respect to any property or assets now owned or hereafter acquired except:

           (i) liens in favor of the Banks or in favor of ADESA and assigned to the Banks, which liens shall have been created pursuant to the requirements of this Agreement or otherwise;

           (ii)   liens by AFC pursuant to the AFC Agreement;

           (iii) any lien or deposit with any governmental agency required or permitted to qualify ADESA, Funding or a Subsidiary to conduct business or exercise any privilege, franchise or license, or to maintain self-insurance or to obtain the benefits of or secure obligations under any law pertaining to workmen's compensation, unemployment insurance, old age pensions, social security or similar matters, or to obtain any stay or discharge in any legal or administrative proceedings, or any similar lien or deposit arising in the ordinary course of business;

           (iv) any mechanic's, workmen's, repairmen's, carrier's, warehousemen's or other like liens arising in the ordinary course of business for amounts not yet due and for the payment of which adequate reserves have been established, or deposits made to obtain the release of such liens;

           (v) easements, licenses, minor irregularities in title or minor encumbrances on or over any real property which do not, in the judgment of the Agent, materially detract from the value of such property or its marketability or its usefulness in the business of ADESA, Funding or any Subsidiary;

           (vi) liens for taxes and governmental charges which are not yet due or which are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established;

           (vii) liens created by or resulting from any litigation or legal proceeding which is being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established.

           (viii) liens securing the unpaid portion of the purchase price of, or purchase money financing for any fixed asset hereafter acquired, provided that the acquisition of such asset is permissible under the limitation on indebtedness incurred to persons other than the Banks expressed in Section 7.k;

           (ix) those specific liens now existing described on the "Schedule of Exceptions" attached as Schedule 4.e.

c. Restriction on Granting Negative Pledges. ADESA and Funding shall not, and ADESA shall not allow any Subsidiary, excluding AFC, to enter into any agreement with any Person (other than the Banks pursuant to this Agreement) which restricts the right of ADESA, Funding or any Subsidiary to create, assume or suffer any liens (as defined in Section 7.b above) on any property or assets now owned or hereafter acquired.

d. Guaranties, Loans or Advances. ADESA shall not be a guarantor or surety of, or otherwise be responsible in any manner with respect to any undertaking of any other person or entity, whether by guaranty agreement or by agreement to purchase any obligations, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services, or otherwise, other than with respect to (i) a Subsidiary which is wholly owned directly or indirectly by ADESA, excluding AFC, (ii) ADESA Canada, Inc.; (iii) ADESA's obligations pursuant to the AFC Agreement to repurchase, or contribute equity to AFC in an amount equal to AFC's dealer receivables which are determined to be uncollectible (as defined in the AFC Agreement), provided that the repurchase or equity obligation will not exceed $1,500,000 annually; (iv) ADESA's obligations pursuant to the AFC Agreement to guarantee AFC's dealer receivables resulting from the purchase of vehicles at float-sale auctions, provided that such guarantee does not exceed $15,000,000 at any time and, provided further, that ADESA shall establish and maintain reserves equal to three (3) times the trailing twelve (12) month bad debt expense resulting from these receivables with a minimum reserve of $600,000; and
        (v) ADESA's obligation to guarantee AFC's indemnification obligations under the AFC Agreement. Funding shall not be and ADESA shall not permit any Subsidiary, excluding AFC, to be a guarantor or surety of, or otherwise be responsible in any manner with respect to any undertaking of any other person or entity, whether by guaranty agreement or by agreement to purchase any obligations, stock, assets, goods or services, or to supply or advance any funds, assets, good or services, or otherwise, except for the guaranty obligations taken pursuant to the Guaranty Agreements. ADESA and Funding shall not make or permit to exist and ADESA shall not permit any Subsidiary, excluding AFC, to make or permit to exist any loans or advances to any other person or entity, except for (i) the specific existing items listed in the "Schedule of

        Exceptions" attached as Schedule 4.e., (ii) extensions of credit or credit accommodations to customers or vendors made in the ordinary course of its business as now conducted, (iii) reasonable salary advances to employees, and other advances to agents and employees for anticipated expenses to be incurred on behalf of ADESA, Funding or any Subsidiary in the course of discharging their assigned duties, (iv) loans and advances made by ADESA to Subsidiaries which are wholly owned directly or indirectly by ADESA or ADESA Canada, Inc., excluding AFC,
        (v) advances of accrued bonuses to employees in an aggregate amount outstanding not exceeding $500,000.00, less the amount of loans described at item (vi) immediately following which are outstanding from time to time, (vi) loans to any other persons which do not exceed in aggregate amount outstanding at any time $5,000,000 including loans to AFC, and (vii) the advance to ADESA of the proceeds of the Floating Rate Notes by Funding and the advance to ADESA of the proceeds of the sale of any Pledged Notes released by the Agent to Funding.

e. Mergers, Consolidations, Sales, Acquisition or Formation of Subsidiaries. Neither ADESA nor Funding shall be a party, and ADESA shall not permit any Subsidiary to be a party to any consolidation or to any merger, excluding ADESA's merger with a subsidiary of Minnesota Power & Light Co., provided that ADESA is the surviving entity in such merger. Neither ADESA nor Funding shall purchase, and ADESA shall not permit any Subsidiary to purchase the capital stock of or otherwise acquire any equity interest in any other business entity. Neither ADESA nor Funding shall acquire, and ADESA shall not permit any Subsidiary to acquire any material part of the assets of any other business entity other than in the ordinary course of business. Neither ADESA nor Funding shall sell, transfer, convey or lease, and ADESA shall not permit any Subsidiary to sell, transfer, convey or lease all or any material part of its assets, except inventory in the ordinary course of business, or sell or assign with or without recourse any receivables. ADESA shall not cause to be created or otherwise acquire any additional Subsidiaries, except for the creation of Subsidiaries for purposes of reorganizing the business being conducted by ADESA and the Subsidiaries prior to the time such new Subsidiary is created. Notwithstanding any other provision of this Section, ADESA may, without the prior written consent of any Bank, effect a start-up or acquire directly or indirectly through a Subsidiary, all of the capital stock or other equity interest in a corporation or other business entity, or acquire all or substantially all of the business assets of any such entity, either by purchase or by merger, provided that either ADESA or a Subsidiary is the surviving corporation in the case of any merger, and provided further that in the case of any such acquisition or start-up all of the following conditions are fulfilled: (i) the cost to ADESA, considered on a consolidated basis (excluding AFC), of any one start-up or acquisition consummated in a fiscal year does not exceed Five Million Dollars ($5,000,000) (excluding costs of the Jacksonville, Florida and Manville, New Jersey auctions presently being developed), (ii) the cost to ADESA, considered on a consolidated basis (excluding AFC), of all such start-ups and acquisitions consummated in any fiscal year does not exceed Twelve Million Dollars ($12,000,000.00) (excluding costs of the Jacksonville, Florida and Manville, New Jersey auctions presently being developed); and (iii) no Event of Default or Unmatured Event of Default exists at the time of any such start-up or acquisition or occurs as a result thereof. The cost of any acquisition or start-up shall include the present value of future lease payments. As used in this paragraph, the term "start-up" means the acquisition of assets and the payment of other initial expenses necessary to commence operation of an auto auction at a location other than a location at which such an operation is conducted by ADESA or any Subsidiary prior to such acquisition.

f. Margin Stock. Neither ADESA nor Funding shall use, nor shall ADESA permit any Subsidiary to use or cause or permit the proceeds of the Loans or the Floating Rate Notes to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time. ADESA shall not permit more than twenty-five percent (25%) of its consolidated assets to consist at any time of margin stock, within the contemplation of Regulation U, as amended form time to time.

g. Other Agreements. Neither ADESA nor Funding shall enter into any agreement, and ADESA shall not permit any Subsidiary, excluding AFC, to enter into any agreement containing any provision which would be violated or breached in material respect by the performance of their respective Obligations under this Agreement or under any instrument or document delivered or to be delivered by ADESA, Funding or any of the Subsidiaries under this Agreement or in connection herewith.

h. Judgments. Neither ADESA nor Funding shall permit, and ADESA shall not permit any Subsidiary to permit any uninsured judgment or monetary penalty rendered against it in any judicial or administrative proceeding to remain unsatisfied for period in excess of forty-five (45) days unless such judgment or penalty is being contested in good faith by appropriate proceedings and execution upon such judgment has been stayed, and unless an appropriate reserve has been established with respect thereto.

i. Principal Office. Neither ADESA nor Funding shall change, and ADESA shall not permit any Subsidiary to change the location of its principal office unless it gives not less than ten (10) days prior written notice of such a change to the Agent.

j. Hazardous Substances. Neither ADESA nor Funding shall allow or permit to continue, and ADESA shall not permit any Subsidiary to allow permit to continue the release or threatened release of any Hazardous Substances in reportable quantities on any premises owned or occupied by or under lease to ADESA, Funding or any Subsidiary.

k. Debt. Neither ADESA nor Funding shall incur or permit to exist, and ADESA shall not permit any Subsidiary (excluding AFC) to incur nor permit to exist any indebtedness for borrowed money except (i) indebtedness to the Banks, (ii) the indebtedness of Funding with respect to the Floating Rate Notes, (iii) subordinated indebtedness of up to

        $20,000,000 to ADESA from Minnesota Power & Light Co., or its wholly-owned subsidiary provided that the Subordination Agreement is entered into among the Agent, ADESA and Minnesota Power & Light Co., or its wholly-owned subsidiary; (iv) those existing obligations disclosed on the "Schedule of Exceptions" attached as Schedule 4.e., and (v) other indebtedness which does not exceed $10,000,000 in aggregate principal amount outstanding at any time for ADESA, Funding, and the Subsidiaries on a consolidated basis, excluding AFC. For purposes of this covenant, the phrase "indebtedness for borrowed money," shall be construed to include equipment lease obligations under capital and operating leases.

l. Limitation on Activities of Funding. Funding shall not engage in any business other than lending the proceeds of the Floating Rate Notes to ADESA on such terms that timely payment by ADESA of the principal and interest on such loan from Funding shall provide Funding with funds required to make all payments due on account of the Floating Rate Notes in a timely manner. Funding shall not incur any material obligations other than the obligation represented by the Floating Rate Notes nor shall it acquire any material amount of assets, other than the indebtedness of ADESA to Funding arising by reason of the loan to ADESA of the proceeds of the Floating Rate Notes.

        Section 8. CONDITIONS OF LENDING. The several obligations of the Banks to make the Loans and any Advance, to maintain the Letter of Credit and to issue any L/C shall be subject to fulfillment of each of the following conditions precedent:

a. No Default. No Event of Default or Unmatured Event of Default shall have occurred and be continuing, and the representations and warranties of ADESA and Funding contained in Section 4 shall be true and correct in all material respects as of the date of this Agreement and as of the date of each Advance, except that after the date of this Agreement (i) the representations contained in Section 4.d will be construed so as to refer to the latest financial statements furnished to the Banks by ADESA pursuant to the requirements of this Agreement, (ii) the representation contained in Section 4.a will be construed so as to include any Subsidiary which may hereafter be formed or acquired by ADESA, and (iii) other representations contained in Section 4 shall be construed to have been modified in accordance with any change of which ADESA shall have notified the Banks in writing.

b. Documents to be Furnished at Closing. The Agent shall have received, contemporaneously with the execution of this Agreement and in any case prior to the making of any Advance under the ADESA Revolver or the Line of Credit the following, each duly executed, currently dated and in form and substance satisfactory to the Agent and in sufficient numbers for each Bank.

           (i) The ADESA Revolving Notes, and the Line of Credit Notes, each made payable to the respective Banks.

           (ii) A Subordination Agreement among Minnesota Power & Light Company or a wholly-owned subsidiary thereof, ADESA and the Agent in the form of "Exhibit "N" to this Agreement.

           (iii) Subsidiary Security Agreements, Subsidiary Guaranty Agreements, Inter-company Demand Notes and Inter-company Security Agreements from each of ADESA New Jersey, Auto Banc Corporation and ADESA Remarketing Services, Inc., together with UCC-1s and equivalent Canadian filings.

           (iv) Certified copies of Resolutions of the respective Boards of Directors of ADESA, Funding, ADESA New Jersey, Inc., Auto Banc Corporation and ADESA Remarketing Services, Inc., authorizing the execution, delivery and performance of the Credit Documents to which such corporations are, respectively, parties.

           (v) Certificates of the respective Secretaries of ADESA, Funding, ADESA New Jersey, Inc., Auto Banc Corporation and ADESA Remarketing Services, Inc., certifying the names of the officer or officers authorized to sign the Credit Documents to which each such corporation is a party, together with a sample of the true signature of each such officer.

           (vi)   Solvency Certificates from each Subsidiary.

           (vii) The opinion of counsel for ADESA and Funding addressed to the Bank substantially in the form of Exhibit "M."

           (viii) A supplemental "Schedule to Pledge Agreement" identifying all Subsidiaries of ADESA and delivery of all certificates representing all shares of capital stock of or ownership interest in such subsidiaries as "Pledged Securities" for purposes of the Pledge Agreement and appropriate stock powers for each certificate delivered herewith.

           (ix) Amendment to Collateral Documents executed by ADESA, Funding and all Subsidiaries (excluding AFC) in the form of Exhibit "G."

           (x) Amendments to all Mortgages, Deeds of Trust or Trust Deeds and Collateral Assignments of such documents.

           (xi) Amended UCC-1s and equivalent Canadian filings to add the Banks as secured parties.

           (xii) Such other documents as the Agent or any Bank may reasonably require.

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


c. Documents to be Furnished at Time of Each Advance under the ADESA Revolver and the Line of Credit. The Agent shall have received the following prior to making any Advance, each duly executed and currently dated, unless waived at the Required Banks' discretion as provided in
        Section 2.a. or b.;

           (i)    An Application for the Advance.

           (ii)   An Officer's Certificate.

           (iii) Such other documents as the Agent or any Bank may reasonably require.

        Section 9. EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

a. Nonpayment of the Loans. Default in the payment within five (5) days of the date when due of any amount payable under the terms of any of the Notes or under any Reimbursement Agreement.

b. Nonpayment of Monetary Obligations. Failure by ADESA to pay to Bank One within five (5) days of the date when due any amount due to Bank One on account of the obligation of ADESA to reimburse Bank One on account of Drawings under the Letter of Credit pursuant to the terms of Section 3.a of this Agreement, or on account of any transaction fee or commission payable under the terms of Sections 3.a or 3.c or any amounts payable under Section 3.d.

c. Nonpayment of Other Indebtedness for Borrowed Money. Default by ADESA, Funding, AFC or any Subsidiary in the payment when due, whether by acceleration or otherwise, of any other indebtedness for borrowed money in an aggregate amount of $1,000,000, or default in the performance or observance of any obligation or condition with respect to any such other indebtedness if the effect of such default is to accelerate the maturity of such other indebtedness or to permit the holder or holders thereof, or any trustee or agent for such holders, to cause such indebtedness to become due and payable prior to its scheduled maturity, unless the defaulting party is contesting the existence of such default in good faith and by appropriate proceedings and that appropriate reserves have been established with respect thereto.

d. Other Material Obligations. Subject to the expiration of any applicable grace period, default by ADESA, Funding or any Subsidiary in the payment when due, or in the performance or observance of any obligation of, or condition agreed to by ADESA, Funding or any Subsidiary with respect to any purchase or lease of real property goods, securities or services in an aggregate amount of $500,000 except only to the extent that the existence of any such default is being contested in good faith and by appropriate proceedings and that appropriate reserves have been established with respect thereto.

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
e. Bankruptcy, Insolvency, etc. ADESA, Funding or any Subsidiary admitting in writing its inability to pay its debts as they mature or a judicial order or determination of insolvency being entered against ADESA, Funding or any Subsidiary; or an administrative order of dissolution being entered against ADESA, Funding or a "Significant Subsidiary" (as defined in Section 6.b(v).) or ADESA, Funding or any Subsidiary applying for, consenting to, or acquiescing in the appointment of a trustee or receiver for ADESA, Funding or any Subsidiary or any property thereof, or ADESA, Funding or any Subsidiary making a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee or receiver being appointed for ADESA, Funding or any Subsidiary or for a substantial part of its property and not being discharged within sixty (60) days; or any bankruptcy, reorganization, debt arrangement, or other proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding being instituted by or against ADESA, Funding or any Subsidiary and, if involuntary, being consented or acquiesced in by ADESA, Funding or any Subsidiary or remaining for sixty (60) days undismissed.

f. Warranties and Representations. Any warranty or representation made by ADESA or Funding in this Agreement proving to have been false or misleading in any material respect when made, or any schedule, certificate, financial statement, report, notice, or other writing furnished by ADESA, Funding or any Subsidiary to the Banks proving to have been false or misleading in any material respect when made or delivered.

g. Violations of Affirmative and Negative Covenants and Floating Rate Note Document Obligations. Failure by ADESA or Funding to comply with or perform any covenant applicable to it that is stated in Sections 6.c, or 6.g or Section 7 of this Agreement.

h. Failure to Make Sinking Fund Reserve Payments. Failure by ADESA to make any payment into the Sinking Fund Reserve within five (5) days of the date when due as required under the terms of Section 6.1.

i. Failure to Make Mandatory Loan Reductions. Failure by ADESA to make any payment required under the terms of Sections 2.a(i) or 2.b.(vi) within five (5) days after demand.

j. Noncompliance With Other Provisions of this Agreement. Failure of ADESA, Funding or any of the Subsidiaries to comply with or perform any covenant or other provision of this Agreement applicable to it, or to perform any other Obligation (which failure does not constitute an Event of Default under any of the preceding provisions of this Section 9) and continuance of such failure for thirty (30) days after notice thereof to ADESA from the Agent.

k. Noncompliance with the AFC Agreement and the AHC Loan Agreement. Failure of ADESA or AFC to comply with or perform any covenant or other provision of the AFC Agreement, applicable to it, or the failure of ADESA or AFC to comply with or perform any covenant or other provision of the AHC Loan Agreement (which failure does not constitute an Event of Default under any of the preceding provisions of this Section 9) and continuance of such failure for thirty (30) days after notice thereof to ADESA from the Agent.

        Section 10. EFFECT OF EVENT OF DEFAULT. When any Event of Default has occurred and is continuing, the Required Banks, acting on behalf of all of the Banks, may take any or all of the following actions:

a. Acceleration of the Loans. If any Event of Default described in Section 9.e shall occur, the maturity of the Loans shall immediately be accelerated and the Notes and the Loans evidenced thereby, and all other indebtedness and any other payment Obligations of ADESA and all obligations of Funding and the Subsidiaries to the Banks shall become immediately due and payable, and the Commitments shall immediately terminate, all without notice of any kind. When any other Event of Default has occurred and is continuing, the Agent, at the direction of the Required Banks may accelerate payment of the Loans and declare the Notes and all other payment Obligations due and payable, whereupon maturity of the Loans shall be accelerated and the Notes and the Loans evidenced thereby, and all other payment Obligations shall become immediately due and payable and the Commitments shall immediately terminate, all without notice of any kind. The Agent on behalf of the Banks shall promptly advise ADESA of any such declaration, but failure to do so shall not impair the effect of such declaration.

b. Refusal to Reinstate an Interest Drawing. The Required Banks may direct Bank One to refuse to reinstate any Interest Drawing under the Letter of Credit by giving notice to the Trustee of such refusal in the manner provided in Section 8.02(m) of the Trust Indenture and in the form and within the time provided under the terms of the Letter of Credit and the Required Banks may direct Bank One to direct the Trustee to accelerate the maturity of the Floating Rate Notes as provided under the terms of the Trust Indenture.

c. Floating Rate Note Document Remedies. The Required Banks may direct Bank One to notify the Trustee of the Event of Default with the result that the Trustee will, as required by the Trust Indenture, declare the principal of all the Floating Rate Notes and the interest accrued thereon to be immediately due and payable and the Required Banks may direct Bank One to exercise any other remedy available to Bank One under any of the Floating Rate Note Documents.

d. Deposit to Secure Payment of the Reimbursement Obligation. The Required Banks may demand that ADESA immediately pay to the Agent for the benefit of the Banks, an amount equal to the Maximum Available Credit. Such amount shall be due and payable to the Agent for the benefit of the Banks immediately upon demand. ADESA grants to the Banks a pledge of and security interest in any and all funds (hereafter referred to in this subsection as a "Special Collateral Account") paid by ADESA to the Agent or in transit to any deposit account or fund, pursuant to the demand of the Banks made pursuant to this subsection. Such pledge and security interest shall secure to the Banks all of the Obligations relating to the Letter of Credit. ADESA acknowledges that the Banks would not have an adequate remedy at law for failure of ADESA to honor any demand made pursuant to this subsection and, therefore, the Required Banks shall have the right to require ADESA specifically to perform such undertaking whether or not any amounts are then due and payable by ADESA to the Banks on account of its reimbursement obligation with respect to Drawings made under the Letter of Credit. In the event the Agent makes a demand pursuant to this
        Section 10.d and ADESA pays the funds demanded, the Agent will hold funds in a Special Collateral Account without liability for interest thereon, provided that the Agent will, at the direction of ADESA and for the account and risk of ADESA, invest the funds in the Special Collateral Account in U. S. Treasury Bills with 30 days or less remaining until maturity. Any earnings from such investment may, at the discretion of the Required Banks, be released to ADESA. After the Letter of Credit has expired and all of the Obligations have been satisfied, the Required Banks shall direct the Agent to return to ADESA any balance remaining in the Special Collateral Account established pursuant to the requirements of this subsection.

e. Other Remedies. The Agent at the direction of the Required Banks may pursue any other remedies available to them under any Credit Document or any Floating Note Document. The Required Banks may bring any other action available at law or in equity to enforce payment and performance or otherwise to collect the Obligations.

The remedies enumerated in this Section 10 are not intended to be exclusive, but shall be in addition to any other statutory, equitable or contractual remedies available to the Banks.

        Section 11. CHANGE OF CIRCUMSTANCES.

a. Change in Law. Notwithstanding any other provisions of this Agreement or any Note, if at any time any change in applicable law or regulation or in the interpretation thereof makes it unlawful for any Bank to make or continue to maintain LIBOR-based Rate Advances or Interbank-based Rate Advances or to give effect to its obligations are contemplated hereby, such Bank shall promptly give notice thereof to ADESA, and such Bank's obligations to make or maintain LIBOR-based Rate Advances or Interbank-based Rate Advances under this Agreement shall terminate until it is no longer unlawful for such bank to make or maintain LIBOR-based Rate Advances or Interbank-based Rate Advances. ADESA shall prepay on demand the outstanding principal amount of any such affected LIBOR-based Rate Advances or Interbank-based Rate Advances, together with all interest accrued thereon and all other amounts then due and payable to such Bank under this Agreement; provided, however, subject to all of the terms and conditions of this Agreement, ADESA may then elect to borrow the principal amount of the affected LIBOR-based Rate Advances or Interbank-based Rate Advances from such Bank by means of Prime-based Rate Advances from such Bank that shall not be made ratably by the Banks but only from such affected Bank.

b. Unavailability of Deposits or Inability to Ascertain, or Inadequacy Of, LIBOR or Interbank Rate. If on or prior to the first day of any Interest Period for any Advance of LIBOR-based Rate Advances or Interbank-based Rate Advances (i) the Agent determines that deposits in United States Dollars (in the applicable amounts) are not being offered in the relevant market for such Interest Period, or (ii) the Required Banks advise the Agent that LIBOR or the Interbank Rate, as applicable, as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their LIBOR-based Rate Advances or Interbank-based Rate Advances, as applicable, for such Interest Period, then the Agent shall forthwith give notice thereof to ADESA and the Banks, whereupon until the Agent notifies ADESA that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make LIBOR-based Rate Advances or Interbank-based Rate Advances, as applicable, shall be suspended.

c. Increased Cost and Reduced Return. (i) If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office as defined in Section 11.d) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

              (a) shall subject any Bank (or its Lending Office) to any tax, duty or other charge with respect to its LIBOR-based Rate Advances or Interbank-based Rate Advances, its Notes, or its obligation to make LIBOR-based Rate Advances or Interbank-based Rate Advances, or shall change the basis of taxation of payments to any Bank (or its Lending Office) of the principal of or interest on its LIBOR-based Rate Advances or Interbank-based Rate Advances or any other amounts due under this Agreement in respect of its LIBOR-based Rate Advances or Interbank-based Rate Advances (except for changes in the rate of tax on the overall net income of such Bank or its Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Lending Office is located); or

              (b) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office) or on the interbank market or any other condition affecting its LIBOR-based Rate Advances or Interbank-based Rate Advances, its Notes, or its obligation to make LIBOR-based Rate Advances or Interbank-based Rate Advances; and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any LIBOR-based Rate Advances or Interbank-based Rate Advances or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such

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           Bank to be material,  then,  within fifteen (15) days after demand by such Bank (with a copy to the Agent), ADESA shall be obligated to pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

                  (ii) If, any the date hereof, any Bank or the Agent shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein (including, without limitation, any revision in the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 CFR Part 208, Appendix A; 12 CFR Part 225, Appendix A) or of the Office of the Comptroller of the Currency (12 CFR Part 3, Appendix A), or in any other applicable capital rules heretofore adopted and issued by any governmental authority), or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital, or on the capital of any corporation controlling such Bank, as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within fifteen (15) days after demand by such Bank (with a copy to the Agent) ADESA shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

                  (iii) Each Bank that determines to seek compensation under this Section 11.c. shall notify ADESA and the Agent of the circumstances that entitle such Bank to such compensation pursuant to this Section 11.c. A certificate of any Bank claiming compensation under this Section 11.c. and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of errors in calculation. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

d. Lending Offices. Each Bank may, at its option, elect to make its Advances hereunder at the branch, office or affiliate specified on Schedule A hereof (each a "Lending Office") for each type of Advance available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a written notice to ADESA and the Agent.

e. Discretion of Bank as to Manner of Funding. Notwithstanding any other provision of this Agreement, each Bank shall be entitled to fund and maintain its funding of all or any part of its Commitment in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if each Bank had actually funded and maintained each LIBOR-based Rate Advance or Interbank-based Rate Advance through the purchase of deposits in the eurodollar interbank market having a maturity corresponding to such Advance's Interest Period and bearing an interest rate equal to LIBOR-based Rate or Interbank-based Rate, as applicable, for such Interest Period.

        Section 12. THE AGENT.

a. Appointment. Each Bank hereby appoints Bank One, Indianapolis, N.A. as the Agent under the Credit Documents, and hereby authorizes the Agent to act as the agent on its behalf and to exercise such powers under the Credit Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto.

b. Agent and its Affiliates. The Agent shall have the same rights and powers under this Agreement and the other Credit Documents as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and the Agent and its affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with ADESA or any Subsidiary of ADESA as if it were not the Agent under the Credit Documents and may accept fees and other consideration from ADESA for services in connection with this Agreement or otherwise without having to account for the same to the Banks except as specified herein. The term "Bank" or "Banks" as used herein and in all other Credit Documents, unless the context otherwise clearly requires, includes the Agent in its individual capacity as a Bank.

c. Action by Agent. In the event that the Agent receives from ADESA a written notice of an Event of Default, the Agent shall promptly give each of the Banks written notice thereof. The obligations of the Agent under the Credit Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action hereunder with respect to any Unmatured Event of Default or Event of Default, except as expressly provided in
        Section 10. Upon the occurrence of an Event of Default, the Agent shall take such action with respect to the enforcement of its liens on the collateral and the preservation and protection thereof as it shall be directed to take by the Required Banks, but unless and until the Required Banks have given such direction the Agent shall take or refrain from taking such actions as it deems appropriate and in the best interest of all the Banks. In no event, however, shall the Agent be required to take any action in violation of applicable law or of any provision of any Credit Document, and the Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Credit Document unless it shall be first indemnified to its reasonable satisfaction by the Banks against any and all costs, expense, and liability which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall be entitled to assume that no Unmatured Event of Default or Event of Default exists unless notified to the contrary by a Bank or ADESA or unless the Agent has actual knowledge. In all cases in which this Agreement and the other

        Credit Documents do not require the Agent to take certain actions, the Agent shall be fully justified in using its discretion in failing to take or in taking any action hereunder and thereunder.

d. Consultation with Experts. The Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

e. Liability of Agent; Credit Decision. Neither the Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or not taken by it in connection with the Credit Documents (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct, and any action taken or failure to act pursuant thereto shall be binding on all of the Banks. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain,  inquire  into or  verify  (i)  any  statement,  warranty  or representation  made in  connection  with  this  Agreement  or any other
        Credit Document, (ii) the performance or observance of any of the covenants or agreements of ADESA, Funding or the Subsidiaries contained herein or in any other Credit Document; (iii) the satisfaction of any condition specified in Section 8 hereof except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness, genuineness, enforceability, perfection, value, worth or collectibility hereof or of any other Credit Document or of the liens provided for by
        Section 5 hereof or of any other documents or writings furnished in connection with any Credit Document or of the collateral; and the Agent makes no representation of any kind or character with respect to any such matter mentioned in this sentence. The Agent may execute any of its duties under any of the Credit Documents by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Banks, ADESA or any other Person for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care, except for willful misconduct or gross negligence. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, other document or statement (whether written or oral) believed by it to be genuine or to be sent by the proper party or parties. In particular and without limiting any of the foregoing, the Agent shall have no responsibility for confirming the existence or worth of any collateral, compliance certificate or other document or instrument received by it under the Credit Documents. The Agent may treat the owner of any Note as the holder thereof until written notice of transfer shall have been filed with the Agent signed by such owner in form satisfactory to the Agent. Each Bank acknowledges that it has independently and without reliance on the Agent or any other Bank, and based upon such information, investigations and inquiries as it deems appropriate, made its own credit analysis and decision to extend credit to ADESA, Funding and the Subsidiaries in the manner set forth in the Credit Documents. It shall be the responsibility of each Bank to keep itself informed as to the creditworthiness of ADESA, Funding and the Subsidiaries and the Agent shall have no liability to any Bank with respect thereto. The Agent shall not be required to keep itself informed as to the performance or observance by ADESA of this Agreement or the Credit Documents, or to inspect the properties or books of ADESA unless an inspection of the properties or books is requested in writing by the Required Banks, or to access or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of ADESA. Each Bank acknowledges that a copy of this Agreement and a copy of Exhibits hereto have been made available to it and to its individual legal counsel for review and each Bank acknowledges that it is satisfied with the form and substance of this Agreement and the Exhibits hereto.

f. Costs and Expenses. Each Bank agrees to reimburse the Agent for all out-of-pocket expenses (including allocated costs of Agent's in-house counsel) suffered or incurred by the Agent in performing its duties hereunder and under the other Credit Documents or in the exercise of any right or power imposed or conferred upon the Agent hereby or thereby (except to the extent that such costs and expenses arise out of the Agent's gross negligence or willful misconduct), to the extent that the Agent is not promptly reimbursed for the same by ADESA, or out of the collateral, all such costs and expenses to be borne by the Banks ratably in accordance with their respective shares of the aggregate amount of the Commitments hereunder.

g. Indemnity. Each Bank shall ratably, in accordance with their respective shares of the aggregate amount of the Commitments hereunder, indemnify and hold the Agent, and its directors, officers, employees, agents and representatives harmless from and against any liabilities, losses, damages, penalties, actions, judgments, suits, costs or expenses suffered or incurred by it under any Credit Document or in connection with the transactions contemplated thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by ADESA or out of the proceeds of the collateral and except to the extent that any event giving rise to a claim was caused by the negligence or willful misconduct of the party seeking to be indemnified. The obligations of the Banks under this Section 12.g. and under Section 12.f. above shall survive termination of this Agreement.

h. Resignation of Agent and Successor Agent. The Agent may resign at any time by giving written notice thereof to the Banks and ADESA. Upon any such resignation of the Agent, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment, within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be any Bank hereunder or any commercial bank organized under the laws of the United States of America or of any state thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of its appointment as the Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent under the Credit Documents, and the retiring Agent shall be discharged from its duties and obligations thereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of

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

        this Section 12 and all protective provisions of the Credit Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

i. Reliance by ADESA. ADESA shall have the right to rely upon the authority of the Agent to act hereunder unless it has received actual notice of the resignation of the Agent. In the event of any conflicts or inconsistencies between any notices or similar action taken by the Agent compared to that of the Banks or the Required Banks, as the case may be, ADESA shall be entitled to rely upon the notice or information provided by the Agent until ADESA has received actual notice of the resignation of the Agent, in which event ADESA shall be entitled to act upon the most recent documents provided by the Agent until such documents are rescinded by the Banks, or the Required Banks, as the case may be, or by the successor Agent.

        Section 13. MISCELLANEOUS

a. Waiver. No delay on the part of the Agent or the Banks or any holder of the Notes in the exercise of any right, power or remedy shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by any of them of any right, power or remedy preclude any other or further exercise thereof, or the exercise of any other right, power or remedy, and the rights and remedies hereunder of the Agent, the Banks and the holder of any Note are cumulative to, and not exclusive of any rights or remedies which any of them would otherwise have.

b. Payments Free of Withholding. Except as otherwise required by law, each payment by ADESA under this Agreement or the other Credit Documents shall be made with withholding for or on account of any present or future taxes (other than overall net income taxes measured or based upon the overall net income of the recipient) imposed by or within the jurisdiction in which ADESA is domiciled, any jurisdiction from which ADESA makes any payment or (in each case) any political subdivision or taxing authority thereof or therein by reason of the participation by the Banks in the transactions contemplated by this Agreement. If any such withholding is so required, ADESA shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by each Bank and the Agent free and clear of such taxes (including such taxes on such additional amount) is equal to the amount which that Bank or the Agent (as the case may be) would have received had such withholding not been made. If the Agent or any Bank pays any amount in respect of any such withheld taxes, penalties or interest, ADESA shall reimburse the Agent or that Bank for that payment on demand in the currency in which such payment was made. If ADESA pays any such taxes, penalties or interest, it shall deliver official tax receipts evidencing that payment or certified copies thereof to the Banks or Agent on whose account such withholding was made (with a copy to the Agent if not the recipient of the original) on or before the thirtieth day after payment. If any Bank or the Agent determines it has received or been granted a credit against or relief or remission for, or repayment of, any taxes paid or payable by it because of any taxes, penalties or interest paid by ADESA and evidenced by such a tax receipt, such Bank or Agent shall, to the extent it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to ADESA such amount as such Bank or Agent determines is attributable to such deduction or withholding and which will leave such Bank or Agent (after such payment) in no better or worse position than it would have been in if ADESA had not been required to make such deduction or withholding. Nothing in this Agreement shall interfere with the right of each Bank and the Agent to arrange its tax affairs in whatever manner it thinks fit nor oblige any Bank or the Agent to disclose any information relating to its tax affairs or any computations in connection with such taxes.

c. Notices. Any notice given under or with respect to this Agreement or any other Credit Document to ADESA, Funding, any Subsidiary, the Agent or the Banks shall be in writing and, if delivered by hand, shall be deemed to have been given when delivered and, if mailed, shall be deemed to have been given five (5) days after the date when sent by registered or certified mail, postage prepaid, and addressed to ADESA, Funding, such Subsidiary, the Agent or the Banks at its address shown below or on Schedule A hereto, or at such other address as any such party may, by written notice to the other parties to this Agreement, have designated as its address for such purpose. The addresses referred to are as follows:

        As to ADESA, Funding                 ADESA CORPORATION
        and all Subsidiaries:                1919 S. Post Road
                                             Indianapolis, Indiana 46239
                                             Attention: Chief Financial Officer,
                                             ADESA Corporation

        As to the Agent:                     Bank One, Indianapolis, NA
                                             Bank One Center/Tower - Suite 1911
                                             111 Monument Circle
                                             P.O. Box 7700
                                             Indianapolis, Indiana 46277-0119
                                             Attention: Manager, Metropolitan
                                             Department B

        As to the Banks:                     The Addresses set forth on
                                             Schedule A hereto.

d. Costs, Expenses and Taxes. ADESA shall pay or reimburse the Agent and the Banks on demand for all losses, claims, damages, penalties, judgments, liabilities and expenses of the Agent and the Banks (including, without limitation, reasonable attorneys' fees and legal expenses) incurred by them in connection with or arising out of the enforcement of this Agreement, the Letter of Credit or any other Credit Document or any of the transactions contemplated thereby. In the event that ADESA, Funding, or a Subsidiary

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

        shall be the prevailing party in any action to enforce its rights under this Agreement against the Agent or any Bank, then ADESA, Funding or such Subsidiary shall be entitled to recover its reasonable attorneys' fees and legal expenses in such action or proceeding. ADESA shall also reimburse the Agent and the Banks for expenses incurred by the Agent and the banks in connection with any audit of the books and records or physical assets of ADESA and each of the Subsidiaries conducted pursuant to any right granted to the Banks under the terms of this Agreement or any other Credit Document. Such reimbursement shall include, without limitation, reimbursement of the Agent and the Banks for their overhead expenses reasonably allocated to such audits. In addition, ADESA shall pay or reimburse the Agent and the Banks for all expenses incurred by the Agent and the Banks in connection with the perfection of any security interests granted to the Agent and the Banks by ADESA, Funding, and each of the Subsidiaries and for any stamp or similar documentary or transaction taxes which may be payable in connection with the execution or delivery of this Agreement or any other Credit Document or in connection with any other instruments or documents provided for herein or delivered or required in connection herewith including, without limitation, expenses incident to any lien or title search or title insurance commitment or policy. All obligations provided for in this Section shall survive termination of this Agreement. In addition to all other fees payable under the terms of this Agreement, ADESA shall pay to the Agent contemporaneously with the execution of this Agreement or immediately upon demand therefor, all legal fees and expenses incurred by the Agent for the preparation or execution of the Credit Documents, and any amendments, waiver or consent related hereto, whether or not the transactions contemplated herein are consummated.

e. Non-Business Day. Except as otherwise provided in this Agreement, if any payment of principal of or interest on any Loan or of any other Obligation shall fall due on a day which is not a Business Day, interest or fees (as applicable) at the rate, if any, such Loan or other Obligation bears for the period prior to maturity shall continue to accrue on such Obligation from the stated due date thereof to and including the next succeeding Business Day, on which the same shall be payable.

f. Survival of Representations. All representations and warranties made herein or in certificates given pursuant hereto shall survive the execution and delivery of this Agreement and the other Credit Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any Obligations are due and payable or any credit is in use or available hereunder.

g. Successors and Assigns. This Agreement and the other Credit Documents shall be binding upon and shall inure to the benefit of ADESA, Funding, the Agent and the Banks and their respective successors and assigns, provided that the rights of ADESA and Funding under this Agreement shall not be assignable without the prior written consent of the Agent and the Banks and the Agent and the Banks may not assign their rights without ADESA's consent.

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
h. Participants and Note Assignees. Each Bank shall have the right, with the prior written consent of ADESA, at its own cost to grant participations (to be evidenced by one or more agreements or certificates of participation) in the Loans made and/or Commitments held by such Bank and its participation in the Letter of Credit and any L/C at any time and from time to time, and to assign its rights under such Loans, or the Notes evidencing such Loans, and under the other Credit Documents, to one or more other Persons; provided that no such participation or assignment shall relieve any Bank of any of its obligations under this Agreement, and, provided, further that no such assignee or participant shall have any rights under this Agreement except as provided in this Section 13.h., and the Agent shall have no obligation or responsibility to such participant or assignee. Any agreement pursuant to which such participation or assignment of a Note or the rights thereunder is granted shall provide that the granting Bank shall retain the sole right and responsibility to enforce the obligations of ADESA under this Agreement and the other Credit Documents including, without limitation, the right to approve any amendment, modification or waiver of any provision of the Credit Documents. Any Bank assigning any Note hereunder shall give prompt notice thereof to ADESA and the Agent, who shall in each case only be required to treat such assignee of a Note as the holder thereof after receipt of such notice. ADESA, Funding and the Subsidiaries authorize each Bank to disclose to any purchaser or prospective purchaser of an interest in its Loans or its Commitments under this Section 13.h. any financial or other information pertaining to ADESA, Funding and Subsidiaries. ADESA and Funding shall not be in privity with any participant of any Bank and no such participant shall have any right to enforce any of the Credit Documents against ADESA and Funding other than through the granting Bank. In addition, no such participant shall be entitled to receive payment hereunder of any amount greater than the amount that would have been payable had the applicable Bank not granted such participation.

i. Assignment of Commitments by Banks. Each Bank shall have the right, at any time with the prior written consent of ADESA and Funding and the Agent which shall not be unreasonably withheld to sell, assign, transfer or negotiate all or any part of its Commitment (including the same percentage of its Note and outstanding Loans and its participation in the Letter of Credit and any L/C's) to one or more Persons, provided that such assignment shall be of a fixed percentage (and not by its terms a varying percentage) of the assigning Bank's Commitment. Any such assignee shall become a Bank for all purposes hereunder to the extent of the Commitment it assumes and the assigning Bank shall be released from its obligations, and will have released its rights under the Credit
        Documents to the extent of such assignment. ADESA, Funding and the Subsidiaries authorize each Bank and the Agent to disclose to any purchaser or prospective purchaser of an interest in its Loans or Commitment under Section 13.h. or 13.i. hereof any financial or other information pertaining to ADESA, Funding and the Subsidiaries.

j. Amendments. Any provision of the Credit Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) ADESA and

        Funding, (b) the Required Banks, and (c) if the rights or duties of the Agent are affected thereby, the Agent; provided that no amendment or waiver pursuant to this Section shall (i) increase any Commitment of any Bank without the consent of such Bank, (ii) increase the aggregate amount of all Commitments, (iii) reduce the amount of or postpone any fixed date for payment of any principal of or interest on any Loan or of any fee payable hereunder without the consent of each Bank, (iv) release the security interests or liens on any collateral, (v) permit ADESA or Funding to assign its rights hereunder, (vi) change the provisions of this Section, (vii) change the definition of Required Banks or otherwise change the percentage of Banks required to take any action hereunder or under any of the other Credit Documents, or (viii) decrease the Commitments other than on a ratable basis, in each case, except for (i) above, without the consent of all the Banks.

k. Set-Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, each Bank and each subsequent holder of any Note, subject to Section 5.k. hereof, is hereby authorized by ADESA and Funding at any time or from time to time, without notice to ADESA or Funding or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts, and in whatever currency denominated) and any other indebtedness at any time held or owing by that Bank or that subsequent holder to or for the credit or the account of ADESA or Funding, whether or not matured, against and on account of the obligations and liabilities of ADESA or Funding to that Bank or that subsequent holder under the Credit Documents, including, but not limited to, all claims of any nature or description arising out of or connected with the Credit Documents, irrespective of whether or not (i) that Bank or that subsequent holder shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or Notes and other amounts due hereunder shall have become due and payable pursuant to Section 10 hereof and although said obligations and liabilities, or any of them, may be contingent or unmatured.

l. Counterparts. This Agreement may be executed in any number of counterparts, and by the different parties on different counterparts, each of which when executed shall be deemed an original but all such counterparts taken together shall constitute one and the same instrument.

m. Severability. If any provision of this Agreement or any other Credit Document is determined to be illegal or unenforceable, such provision shall be deemed to be severable from the balance of the provisions of this Agreement or such Credit Document and the remaining provisions shall be enforceable in accordance with their terms.

n. Captions. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

o.      Governing  Law -  Jurisdiction.  This  Agreement  and the  other  Credit
        Documents are made under and will be governed in all cases by the substantive laws of the State of Indiana, notwithstanding the fact that Indiana conflicts of law rules might otherwise require the substantive rules of law of another jurisdiction to apply. ADESA, Funding and each Subsidiary consents to the jurisdiction of any state or federal court located within Marion County, Indiana. All service of process may be made by messenger, by certified mail, return receipt requested, or by registered mail directed to ADESA or Funding at the address stated in
        Section 13.c. ADESA and Funding each waives any objection which it may have to any proceeding commenced in a federal or state court located within Marion County, Indiana, based upon improper venue or forum non conveniens. Nothing contained in this Section shall affect the right of the Agent, for the benefit of the Banks, to serve legal process in any other manner permitted by law or to bring any action or proceeding against ADESA or Funding or their respective property in the courts of any other jurisdiction.

p. Prior Agreements, Etc. This Agreement supersedes all previous agreements and commitments made by the Banks, Bank One and ADESA or any of the Subsidiaries with respect to the Loans, the Letter of Credit and all other subjects of this Agreement, including, without limitation, any oral or written proposals or commitments made or issued by the Banks or by Bank One.

        Executed and delivered at Indianapolis, Indiana as of the 28th day of July, 1995.

                                        ADESA CORPORATION


                                        By:   Jerry Williams
                                            -----------------------------------
                                              Jerry Williams,  Secretary
                                            -----------------------------------
                                                 (Printed Name and Title)


                                        ADESA FUNDING CORPORATION


                                        By:    Jerry Williams
                                            -----------------------------------
                                               Jerry Williams,  Secretary
                                            -----------------------------------
                                                 (Printed Name and Title)


                                        BANK ONE, INDIANAPOLIS,
                                        National Association

                                        By:  Jeffrey D. Widholm
                                            -----------------------------------
                                             Jeffrey D. Widholm, Vice President

                                        PNC BANK, KENTUCKY, INC.


                                        By:  Ralph A. Phillips
                                           -----------------------------------
                                             Ralph A. Phillips, Vice President
                                           -----------------------------------
                                                 (Printed Name and Title)


                                        FIRST TENNESSEE BANK NATIONAL
                                         ASSOCIATION


                                        By:  William J. Harter
                                            -----------------------------------
                                             William J. Harter, Vice President
                                            -----------------------------------
                                                  (Printed Name and Title)


                                        THE FIRST NATIONAL BANK OF BOSTON


                                        By:  Richard D. Briggs, Jr.
                                            -----------------------------------
                                             Richard D. Briggs, Jr., Director
                                            -----------------------------------
                                                  (Printed Name and Title)


                                        HARRIS TRUST AND SAVINGS BANK

                                        By:  Peter Krawchuk
                                            -----------------------------------
                                             Peter Krawchuk
                                             Vice President
                                            -----------------------------------
                                                  (Printed Name and Title)


                                         SOCIETY NATIONAL BANK, INDIANA


                                         By:  Joseph H. Rohs
                                            -----------------------------------
                                              Joseph H. Rohs V.P.
                                            -----------------------------------
                                                  (Printed Name and Title)

                                    EXHIBITS

         A -      Application for Loan Advance and Officer's Certificate - ADESA

         B -      Revolving Loan Notes

         C -      Line of Credit Notes

         D -      Form of Canadian Dollar Note

         E -      Reimbursement Agreement

         F -      Copy of Letter of Credit No. S-4269-G and Extension Letter

         G -      Amendment to Collateral Documents

         H -      Subsidiary Guaranty Agreement

         I -      Subsidiary Security Agreement

         J -      Amended Schedule to Pledge Agreement

         K -      Inter-Company Note

         L -      Inter-Company Security Agreement

         M -      Opinion of Counsel for ADESA

         N - Subordination agreement between ADESA, Minnesota Power & Light Co., or a wholly-owned subsidiary thereof and the Banks

         O -      Subsidiary Pledge Agreement

                                    SCHEDULES
                                    ---------

         A -      List of Bank Parties Hereto

         4.e.     Schedule of Exceptions

         4.m.     Schedule of Subsidiaries

            SCHEDULE A TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT
                      LIST OF BANKS PARTIES THERETO AND
                       SCHEDULE OF COMMITMENT AMOUNTS
--------------------------------------------------------------------------------

                                                    COMMITMENT AMOUNTS
                                                    ------------------
                                                                      DIRECT PAY
                                           LINE OF      REVOLVING       LETTER
                                           CREDIT         LOAN         OF CREDIT
                                           -------      ---------     ----------

BANK NAME AND ADDRESS

Bank One Indianapolis, NA               $ 6,000,000   $17,333,333    $ 7,615,922
111 Monument Circle, Suite 1921
Indianapolis, Indiana 46227-0119
Attn: Metropolitan Department B

PNC Bank, Kentucky, Inc.                  2,516,129     7,268,818    $ 3,193,773
500 West Jefferson
Louisville, Kentucky 40202
Attn: Ralph A. Phillips

First Tennessee Bank National             3,387,097     9,784,946      4,299,310
Association
165 Madison Avenue
Memphis, Tennessee 38103
Attn: William J. Harter

The First National Bank of Boston         3,000,000     8,666,667      3,807,960
100 Federal Street
Mail Stop 01-20-09
Boston, Massachusetts 02110
Attn: Rick Briggs, Jr

Harris Trust and Savings Bank             1,548,387     4,473,118      1,965,399
111 West Monroe Street
P.O. Box 755
Chicago, Illinois 60690
Attn: Peter Krawcuk

Society National Bank, Indiana            1,548,387     4,473,118      1,965,399
800 Market Tower
10 West Market Street
Indianapolis, Indiana 46204-2962
Attn: Joe Rohs
                                        -----------   -----------    -----------
                           Total:       $18,000,000   $52,000,000    $22,847,763